EXECUTION VERSION

DATED 26 MAY 2011

THE MINISTER FOR FINANCE

and

THE NATIONAL TREASURY MANAGEMENT AGENCY

and

EBS BUILDING SOCIETY

and

ALLIED IRISH BANKS, P.L.C.

ACQUISITION AGREEMENT

McCann FitzGerald

Riverside One

Sir John Rogerson’s Quay

Dublin 2

EXECUTION VERSION

TABLE OF CONTENTS

1.	INTERPRETATION	1

2.	TERMS AND CONDITIONS OF THE SCHEME	4

3.	IMPLEMENTATION OF THE SCHEME	5

4.	CONDUCT OF BUSINESS	6

5.	SUCCESSOR COMPANY COVENANT	7

6.	PCAR	7

7.	NOTICES	7

8.	EBS BRAND	8

9.	REMEDIES AND WAIVERS	8

10.	SEVERABILITY	9

11.	NO PARTNERSHIP	9

12.	VARIATION	9

13.	ENTIRE AGREEMENT	9

14.	NO ASSIGNMENT	9

15.	ANNOUNCEMENTS	9

16.	FURTHER ACTIONS	10

17.	COSTS AND EXPENSES	10

18.	COUNTERPARTS	10

19.	GOVERNING LAW	10

20.	JURISDICTION	10

Schedule 1 - The Scheme		11

Schedule 2 - Conditions to the Scheme and the Acquisition		12

Schedule 3 - Restricted Matters		14

AGREED FORM DOCUMENTS

1.	Scheme Document
2.	Conversion Resolution
3.	Memorandum and Articles of Association of the Successor Company
4.	Circular to be sent by the Society to its customers

THIS ACQUISITION AGREEMENT is made on 26 May 2011

BETWEEN:

(1)	THE MINISTER FOR FINANCE OF IRELAND of Upper Merrion Street Dublin 2, Ireland, (the “Minister”);

(2)	THE NATIONAL TREASURY MANAGEMENT AGENCY of Treasury Building, Grand Canal Street, Dublin 2 (the “NTMA”);

(3)	EBS BUILDING SOCIETY, a building society (registered number 139) whose chief office is at The EBS Building, 2 Burlington Road, Dublin 4 (the “Society”); and

(4)	ALLIED IRISH BANKS, p.l.c., a company incorporated in Ireland with company number 24173, whose registered office is at Bankcentre, Ballsbridge, Dublin 4, Ireland (the “Acquirer”).

WHEREAS:

(A)	The Acquirer has agreed terms with the Minister for the acquisition of the Society by means of an acquisition conversion scheme under section 101C of the 1989 Act.

(B)	This Agreement constitutes the acquisition agreement for that purpose and sets out certain matters relating to the conduct of the Acquisition and the Scheme (both as defined below) that have been agreed by the Parties.

(C)	This Agreement constitutes a transaction with a related party for the purposes of the rules of the Enterprise Securities Market of the Irish Stock Exchange. The National Treasury Management Agency has consented to the acquisition being classified in that manner for the purposes of paragraph 3 of schedule 3 of the placing agreement between the Minister and the Acquirer (among others) dated 23 December 2010 and has also consented to the making of the Acquisition by the Acquirer for the purposes of paragraph 15 of schedule 3 of that placing agreement.

(D)	The CBI announced the Society PCAR Requirement on 31 March 2011 and the Minister has committed that the Society PCAR Requirement and the Acquirer PCAR Requirement, less any capital requirements of the Society and/or the Acquirer being met by private capital (including by capital raised through the State’s stated policy on appropriate burden-sharing by subordinated bondholders), will be injected into the Acquirer by the Minister or a person nominated by the Minister on or prior to 31 July 2011 on terms and conditions remaining to be agreed with the Minister.

(E)	The NTMA is party to this agreement solely that it may have the benefit and the entitlement to enforce Clause 17.2.

THE PARTIES AGREE AS FOLLOWS:

1.	INTERPRETATION

1.1	In this Agreement:

“1989 Act” means the Building Societies Act, 1989 (as amended);

“acquire” means the means by which the Acquirer is to take ownership of the Shares in accordance with the Scheme, and “acquired”, “acquisition” and cognate terms shall be construed accordingly;

“Acquirer Group” means the Acquirer and its subsidiaries and subsidiary undertakings, including the Successor Company after the Effective Date;

“Acquirer Material Adverse Effect” means any material adverse effect upon or any material adverse change in the business, operations, properties, financial or trading position or prospects or results or general affairs of the Acquirer, whether or not foreseeable and whether or not arising in the ordinary course of business;

“Acquirer PCAR Requirement” means the amount of capital (including contingent capital) the Acquirer requires in order to meet its new target core tier 1 capital requirement under the Prudential Capital Assessment Review that was carried out by the CBI, as announced by the CBI on 31 March 2011, being €13.3bn;

“Acquisition” means the proposed acquisition of the Successor Company by the Acquirer by means of the Scheme;

“Acquisition Price” means €1, being the amount to be paid by the Acquirer for the Shares pursuant to this Agreement and the Scheme;

“Agreed Form” means, in relation to any document, the form of that document which has been initialled by or on behalf of each of the Parties for the purposes of identification;

“Banking Licence” means a licence issued by the Central Bank to carry on a banking business pursuant to Part II, Section 9 of the Central Bank Act, 1971;

“Building Societies Acts” means the Building Societies Acts, 1989 to 2006 (as amended);

“Business Day” means a day other than a Saturday, Sunday or public holiday on which banks are generally open for business in Dublin;

“CBI” means the Central Bank of Ireland;

“Companies Acts” means the Companies Acts 1963 to 2009;

“Conditions” means the conditions to the Scheme and the Acquisition set out in Schedule 2 and “Condition” means any one of the Conditions;

“Confirmation” means the confirmation of the Scheme by the CBI under section 104 of the 1989 Act;

“Conversion” means the conversion of the Society into a private company limited by shares in accordance with the Scheme and the 1989 Act;

“Conversion Resolution” has the meaning given to it in section 71 of the 1989 Act;

“EBS Group” means the Society and its subsidiaries and subsidiary undertakings;

“Effective Date” means the date on which the Scheme becomes effective in accordance with its terms;

“Encumbrance” includes any adverse claim or right or third party right or interest; any equity; any option or right of pre-emption or right to acquire or restrict; any mortgage, charge, assignment, hypothecation, pledge, lien or security interest or arrangement of whatsoever nature; any reservation of title; any hire purchase, lease or instalment purchase agreement and any other encumbrance, priority or security interest or similar arrangement of whatever nature;

“Euro” or “EUR” or “€” means euro, the lawful currency of Ireland;

“Liability Management Exercise” means the liability management exercise to be carried out in 2011 by the Society with the agreement of the NTMA in relation to the Society’s subordinated debt and hybrid debt securities;

“Parties” means the Minister, the NTMA, the Society and the Acquirer, and “Party” shall mean any of them (as the context requires);

“Registrar of Companies” means the Registrar of Companies in Ireland within the meaning of the Companies Acts;

“Regulatory Filings” means the filings to be made by the Acquirer and the Society, as the case may be, to the Competition Authority and the CBI seeking approval of the Acquisition;

“Relevant Authority” means any court or competition, antitrust or supervisory body or other government, governmental, trade or regulatory agency or body, in each case in any jurisdiction;

“Restricted Matters” means the matters listed in Schedule 3;

“Scheme” means the proposed acquisition conversion scheme under section 101C of the 1989 Act for the Conversion and the Acquisition, as set out in the Scheme Document, with or subject to such other modifications, additions or conditions as may be agreed by the Parties with the approval of the CBI;

“Scheme Document” means the document in the Agreed Form, as set out in Schedule 1, containing (i) the Scheme and (ii) such other information as may be agreed by the Parties or as may be required by the CBI;

“Shares” means the 625,000,000 ordinary shares of €1.00 each in the capital of the Successor Company into which the SIS shall convert pursuant to Section 107(l)(c) of the Act (fully paid up in accordance with Section 107(1A) of the Act), and which shall be acquired by AIB from the Minister on the Effective Date pursuant to the Scheme and which on the Effective Date will comprise the entire issued share capital of the Successor Company;

“SIS” means the special investment shares which have been issued by EBS to the Minister prior to the date hereof pursuant to Section 18(1A) of the 1989 Act and which shall convert into Ordinary Shares in the Successor Company pursuant to Section 107(1)(c) of the 1989 Act and the terms of the Scheme;

“Society Material Adverse Effect” means any material adverse effect upon or any material adverse change in the business, operations, properties, financial or trading position or prospects or results or general affairs of the EBS Group, whether or not foreseeable and whether or not arising in the ordinary course of business;

“Society PCAR Requirement” means the amount of capital (including contingent capital) the Society requires in order to meet its new target core tier 1 capital requirement under the Prudential Capital Assessment Review that was carried out by the CBI, as announced by the CBI on 31 March 2011, being €1.5bn; and

“Successor Company” means the private company limited by shares into which the Society will, if the Conditions are satisfied or waived, be converted in accordance with the Scheme and the 1989 Act.

1.2	In this Agreement, unless otherwise provided, terms have the meaning given to them in the Scheme.

1.3	In this Agreement any reference, express or implied, to an enactment includes references to:

(a)	that enactment as amended, extended or applied under any other enactment (before or after signature of this Agreement);

(b)	any enactment which that enactment re-enacts (with or without modification); and

(c)	any subordinate legislation made (before or after signature of this Agreement) under any enactment, as re-enacted, amended, extended or applied as described in paragraph (a) above, or under any enactment referred to in paragraph (a) or (b) above.

1.4	In this Agreement “subsidiary undertaking” has the meaning given by the European Communities (Companies: Group Accounts) Regulations, 1992 and “subsidiary” has the meaning given to it by section 155 of the Companies Act 1963.

1.5	References to times are to Dublin time unless otherwise specified.

1.6	The Schedules to this Agreement form part of this Agreement.

2.	TERMS AND CONDITIONS OF THE SCHEME

2.1	The Scheme, which provides for the Conversion and the Acquisition, is set out in Schedule 1. Under the terms of the Acquisition and the Scheme and subject to the satisfaction or waiver of the Conditions, the Acquirer will acquire the Shares from the Minister free from all Encumbrances and in the manner set out in the Scheme for the Acquisition Price.

2.2	The Society confirms that the CBI has approved the Scheme as meeting the requirements of or under Part XI of the 1989 Act for the purposes of section 101 (5) of the 1989 Act.

2.3	The Society and the Acquirer agree to be bound by the Scheme and to perform any actions required of them by the Scheme.

2.4	The Scheme and the Conditions may not be amended except with the written agreement of the Minister and subject to any necessary approval of the CBI.

2.5	The Society and the Acquirer each agree to use their respective best endeavours to achieve satisfaction of the Conditions as soon as reasonably practicable.

2.6	The Society undertakes to promptly make all requisite notifications, including notifications to any counterparties to any agreements to which the Society is party, arising as a result of the Conversion and the Acquisition.

2.7	This Agreement will terminate forthwith if notice of termination is given by the Minister to the other parties. The Minister may waive Condition 2(d) if it is not satisfied by 15 July 2011.

2.8	If in the opinion of the Acquirer acting in good faith, there shall occur after the date of this Agreement and before the Effective Date, an event which amounts to a Society Material Adverse Effect or any fact, circumstance or development reasonably likely to involve a Society Material Adverse Effect which makes it impracticable or inadvisable for the Acquirer to proceed with the Acquisition, the Acquirer may make a submission to the CBI and the Minister stating why it believes the Acquisition should not proceed. In those circumstances, the Minister will have an absolute discretion to determine whether or not the Acquisition shall proceed.

2.9	If in the opinion of the Society acting in good faith, there shall occur after the date of this Agreement and before the Effective Date, an event which amounts to an Acquirer Material Adverse Effect or any fact, circumstance or development reasonably likely to involve an Acquirer Material Adverse Effect which makes it impracticable or inadvisable for the Society to proceed with the Acquisition, the Society may make a submission to the CBI and the Minister stating why it believes the Acquisition should not proceed. In those circumstances, the Minister will have an absolute discretion to determine whether or not the Acquisition shall proceed.

3.	IMPLEMENTATION OF THE SCHEME

3.1	The Society and the Acquirer will (to the extent that they are each able to do so) procure the implementation of the Scheme as outlined in the Scheme Document and this Agreement.

3.2	As soon as practicable after the date of this Agreement, the Society and the Acquirer will take or cause to be taken such steps as are within its power and are necessary or required, and will provide each other with such other assistance as may reasonably be required, to implement the Scheme, including without limitation the following:

(a)	subject to Clause 3.2(b), if, in addition to the Regulatory Filings, the consent or approval of any Relevant Authority to the Acquisition or Scheme is required, then the Society or the Acquirer will as soon as practicable after the date of this Agreement make any such filing as it is required to make with a Relevant Authority to facilitate the Scheme and the Acquisition, promptly provide such information as may reasonably be requested by a Relevant Authority following any such filing and, if necessary, negotiate with any Relevant Authority in relation to any undertakings, orders or agreements which any such Relevant Authority requires to facilitate the Scheme, which negotiations shall be concluded if practicable at least 5 Business Days prior to 1 July 2011 (the expected Effective Date) or such other date as is agreed between the Parties;

(b)	save as may be required by law or regulation or as otherwise approved by the Minister, the Society will not agree to give any Relevant Authority (whether in relation to the Regulatory Filings or pursuant to Clause 3.2(a)) any undertakings or agreements that would affect the business or assets of the Society following the Effective Date without the prior written consent of the Acquirer (not to be unreasonably withheld or delayed);

(c)	the Society and the Acquirer will each promptly provide such information as may be requested by the CBI in connection with the application for the granting to the Successor Company of a Banking Licence;

(d)

the Society will apply to the Registrar of Companies under section 59 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 (the “2005 Act”) to reserve the name “EBS Limited” for the Successor Company for the purposes of the Scheme and, if the application is granted but the Effective Date has not occurred by the end of the reservation period notified by the Registrar of Companies, the Society shall apply for an extension of the reservation period in accordance with section 60 of the 2005 Act, and shall pay all related fees for this purpose;

(e)	following the passing of the Conversion Resolution by the Minister, the Society shall promptly apply to the CBI under section 104 of the 1989 Act for confirmation of the Scheme and shall publish notice of such application in accordance with section 98(2) (as applied by section 104(2)) of the 1989 Act;

(f)	in the event that any objections or representations relating to the application for confirmation of the Scheme are made to the CBI, the Society and the Acquirer will each promptly provide such information as may be required to enable the Society to comment effectively on those objections or representations before the expiry of such period as may be specified by the CBI under section 98(5) (as applied by section 104(2)) of the 1989 Act; and

(g)	subject to satisfaction or waiver (as the case may be) of the Conditions (other than Condition 1(d), following the confirmation and registration of the Scheme by the CBI, the Society shall promptly deliver to the Registrar of Companies the documents and shall pay the fees referred to in section 106 of the 1989 Act and the Society and the Acquirer will promptly confirm in writing satisfaction or waiver of such Conditions in accordance with section 101C(9)(b)(ii) and 9(c) of the 1989 Act,

3.3	The Society and the Acquirer will each use their respective best endeavours to cause the Effective Date to occur on or about, but not before, 1 July 2011. If the Effective Date does not occur on 1 July 2011, the Society and the Acquirer will each use their respective best endeavours to cause the Effective Date to occur on a Business day as soon as practicable thereafter, subject always to the provisions of section 101C(10) of the 1989 Act.

3.4	For the purposes of paragraph 38 of the Credit Institutions (Financial Support) Scheme 2008, the Minister consents to the acquisition of the Shares by the Acquirer by means of the Scheme.

4.	CONDUCT OF BUSINESS

4.1	Save as otherwise approved by the Minister, the Society undertakes to the Minister and to the Acquirer that, except with the prior written approval of the Acquirer (not to be unreasonably withheld or delayed) or pursuant to the Liability Management Exercise, it will not prior to the Effective Date:

(a)	carry on business other than in the ordinary and usual course; or

(b)	implement any of the Restricted Matters.

4.2	The Society warrants and represents that there are no transactions extant pursuant to the following Global Master Repurchase Agreements:

(a)	GMRA dated 8 September 2009 between the Society and Goldman Sachs International;

(b)	GMRA dated 23 June 2009 between the Society and DZ Bank AG; and

(c)	GMRA dated 26 August 2009 between the Society and CitiGroup Global Markets Limited,

(together the “GMRAs”).

4.3	Save as otherwise approved by the Minister, the Society undertakes not to enter into any transactions under the GMRAs on or before the Effective Date without the prior written consent of the Acquirer.

5.	SUCCESSOR COMPANY COVENANT

5.1	The Society covenants in favour of the Minister that, from the Effective Date, neither the Society nor any of its subsidiary undertakings shall:

(a)	enter, or agree to enter, into any agreement, arrangement or obligation, in connection with a deposit account, pursuant to which the Society or any of its subsidiary undertakings accepts, or agrees to accept, any special, unusual or onerous commitments or obligations in respect of the payment of interest by any such entity; or;

(b)	declare or pay, or agree to declare or pay, any interest on any deposit account in excess of that entity’s obligations pursuant to the terms governing the deposit account.

6.	PCAR

The Acquirer covenants and agrees with the Society to use the proceeds of the Society PCAR Requirement that it receives from the Minister to make capital injections to the Successor Company, by way of capital contribution or otherwise, as may be required of the Acquirer by the CBI, and in such amounts and at such times as may required by the CBI from time to time.

7.	NOTICES

7.1	Subject to Clause 7.2, any notice or other communication under this Agreement shall only be effective if it is in writing.

7.2	Communication by electronic mail or other electronic methods of writing shall not be effective under this Agreement.

7.3	Any notice or other communication given or made under this Agreement shall be addressed as provided in Clause 7.4 and, if so addressed, shall, in the absence of earlier receipt, be deemed to have been duly given or made as follows:

(a)	if sent by personal delivery, on delivery at the address of the relevant Party;

(b)	if sent by pre-paid post, two clear Business Days after the date of posting; or

(c)	if sent by facsimile, when transmitted.

7.4	The relevant notice details are:

Title of Recipient	Address	Facsimile Number
Minister	Marked for the attention of:	+353 1 678 9936
The Secretary General
Department of Finance

Upper Merrion Street
Dublin 2

Title of Recipient	Address	Facsimile Number

NTMA	Marked for the attention of: Head of Banking National Treasury Management Agency	+353 1 676 6639

Treasury Building Grand Canal Street Dublin 4

Society	Marked for the attention of: Helen Dooley, Company Secretary, EBS Building Society, 2 Burlington Road, Dublin 4	+353 1 6658110

Acquirer	Marked for the attention of: Bryan Sheridan Group Law Agent, AIB Group, Bankcentre, Ballsbridge, Dublin 4,	+353 1 6603063

7.5	A Party may notify the other Party of a change to its notice details. That notification shall only be effective on:

(a)	any effective date specified in the notification; or

(b)	if no effective date is specified or the effective date specified is less than five clear Business Days after the date when notice is received, the date falling five clear Business Days after the notification has been received.

8.	EBS BRAND

Following completion of the Acquisition, the Acquirer and the Society agree with each other that it is their intention that a dual brand strategy will be adopted by the Acquirer Group, utilising both the EBS and Acquirer brands, with the intention that the EBS brand be maintained in order to ensure optimum market coverage and to protect the liability position of the Successor Company, The continuation of this strategy will be subject to any requirements of the European Commission in connection with the restructuring plan of the Acquirer and the Successor Company, and otherwise subject to review by the Acquirer, with the first review taking place in July 2012.

9.	REMEDIES AND WAIVERS

9.1	No delay or omission by any Party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement shall:

(a)	affect that right, power or remedy; or

(b)	operate as a waiver of it.

9.2	The exercise or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

9.3	The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law; in particular, the Society and the Acquirer agree that damages may not be an adequate remedy in the event of a breach of this Agreement by the Society or the Acquirer and that, accordingly, the Minister shall be entitled (without proof of special damages) to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the terms of this Agreement.

10.	SEVERABILITY

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement or the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

11.	NO PARTNERSHIP

Nothing in this Agreement and no action taken by the Parties pursuant to this Agreement shall constitute, or be deemed to constitute, a partnership, association, joint venture or other co-operative entity between the Parties.

12.	VARIATION

This Agreement may only be varied in writing signed by each of the Parties and, where the CBI so requires, with the prior written consent of the CBI.

13.	ENTIRE AGREEMENT

This Agreement, along with all of the documents entered into by the Parties to give effect to its terms and the Acquisition contemplated hereunder, constitute the entire understanding and agreement between the Parties relating to the Acquisition and supersedes all prior agreement, arrangements, letters and discussions between the Parties relating to the Acquisition.

14.	NO ASSIGNMENT

14.1	The Society and the Acquirer may not, without the prior written consent of the other Parties, assign all or any part of the benefit of, or its rights or benefits under, this Agreement.

14.2	The Minister and/or the NTMA may assign all or any part of the benefit of, or rights or benefits under, this Agreement by way of assignment and/or novation and/or contribution, to any entity or agency of or related to the State.

15.	ANNOUNCEMENTS

15.1	No announcement concerning the Acquisition or the Scheme shall be made by the Society or the Acquirer without the prior written consent of the Minister, such consent not to be unreasonably withheld or delayed, save that the Society or the Acquirer may (after consultation with the Minister) make an announcement concerning the transaction contemplated by this Agreement or any ancillary matter if required by:

(a)	the Building Societies Acts or other law applicable to that Party; or

(b)	any securities exchange or regulatory or governmental body to which that Party is subject or submits, wherever situated, whether or not the requirement has the force of law.

16.	FURTHER ACTIONS

The Society and the Acquirer will, from time to time on request and at its own expense, do and execute or procure to be done and executed all necessary acts, deeds, documents and things in a form satisfactory to the Minister or, as the case may be, the Minister reasonably considers necessary to give full effect to this Agreement and to remedy any breach of this Agreement.

17.	COSTS AND EXPENSES

17.1	The Acquirer and the Society shall pay its own costs and expenses in relation to the negotiation, preparation, execution and implementation of the Scheme.

17.2	The Acquirer will pay the costs and expenses of the Minister, the NTMA and the Department of Finance (including the costs and expenses of their legal and, where relevant, financial and other professional advisers), in each case for the purpose of or in connection with, the Acquisition and any other arrangements referred to in, or contemplated by, this Agreement.

18.	COUNTERPARTS

18.1	This Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart.

18.2	Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

19.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Ireland.

20.	JURISDICTION

20.1	Each of the Parties to this Agreement irrevocably agrees that the courts of Ireland are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts. Any proceeding, suit or action arising out of or in connection with this Agreement (the “Proceedings”) shall therefore be brought in the courts of Ireland.

20.2	Each of the Parties irrevocably waives any objection to Proceedings in the courts referred to in Clause 20.1 on the grounds of venue or on the grounds of forum non conveniens.

SCHEDULE 1

THE SCHEME

AGREED FORM

EBS BUILDING SOCIETY

ACQUISITION CONVERSION SCHEME

in respect of the proposed Conversion of EBS Building Society into a private company limited by shares to be called

EBS LIMITED

and its Acquisition by

ALLIED IRISH BANKS, p.l.c

A&L Goodbody

Part 1: Definitions and Interpretation

A.	Definitions

In this Scheme, unless the context otherwise requires:

Act		means the Building Societies Act, 1989 (as amended) and any regulations made thereunder;

acquire		the acquisition by AIB of all of the issued Ordinary Shares in the Successor Company in accordance with the Scheme, and “acquired”, “acquisition” and cognate terms shall be construed accordingly

Acquisition		means the proposed acquisition of the entire issued share capital of the Successor Company by AIB from the Minister by means of the Scheme;

Acquisition Agreement		means the agreement between AIB, the Minister, the NTMA and the Society dated 26 May 2011 relating to the acquisition by AIB of the Successor Company by means of the Scheme, a copy of which is set out in Schedule 3;

Acquisition Price		€1.00, being the aggregate amount to be paid by AIB to the Minister for the Acquisition pursuant to the Acquisition Agreement and the Scheme;

AIB		means Allied Irish Banks, plc, a company incorporated in Ireland with registered number 24173, which it is proposed will acquire the Successor Company from the Minister pursuant to the Scheme;

Articles		means the form of Articles of Association of the Successor Company set out in Schedule 2 hereto;

Banking Licence		means a licence issued by the Central Bank to carry on a banking business pursuant to Part II, Section 9 of the Central Bank Act, 1971;

Board		means the board of directors of the Society;

Borrowing Member		has the meaning as set out in Section 4(2)(a)-(d) of the Rules;

Central Bank		means the Central Bank of Ireland;

Central Bank Acts		means the Central Bank Acts 1942 to 2010;

Companies Acts		means the Companies Acts, 1963 to 2009;

Conditions		means the conditions to the Acquisition and the Scheme set out in Schedule 4 hereto;

Conversion		means the conversion of the Society into the Successor Company pursuant to the Act, as set out in the Scheme;

Conversion Resolution		means the resolution (within the meaning of Section 69(1)(3A) of the Act) relating to the Conversion to be passed by the Minister pursuant to the terms of the SIS and the Act;

EBS Group		means the Society and its subsidiaries and subsidiary undertakings;

Effective Date		means the date on which the Scheme becomes effective in accordance with its terms;

Member		has the meaning as set out in Section 4(1) of the Rules and for the avoidance of doubt excludes the Minister as the holder of the SIS;

Memorandum		means the form of Memorandum of Association of the Successor Company set out in Schedule 2;

Minister		means the Minister for Finance;

NTMA		means the National Treasury Management Agency of Treasury Building, Grand Canal Street, Dublin 2;

Ordinary Shares	means the 625,000,000 ordinary shares of €1.00 each in the capital of the Successor Company into which the SIS shall convert pursuant to Section 107(1)(c) of the Act and the terms of the SIS (fully paid up in accordance with Section 107(1A) of the Act and the terms of the SIS), and which shall be acquired by AIB from the Minister on the Effective Date pursuant to the Scheme;

Rules	means the memorandum and rules of the Society as at the date of the Scheme;

Scheme	means this Scheme drawn up by the Board for the Conversion and Acquisition as set out herein and including any amendments or variations made to it in accordance with its terms or otherwise effected pursuant to the Act;

SIS	means the special investment shares which have been issued by the Society to the Minister prior to the date hereof pursuant to Section 18(1A) of the Act and which shall convert into Ordinary Shares in the Successor Company pursuant to Section 107(1)(c) of the Act, the terms of the SIS and the terms of the Scheme;

Society	means EBS Building Society; and

Successor Company	means EBS Limited, the private company limited by shares into which the Society will, if the Conditions are satisfied, convert itself pursuant to the Scheme and the Act.

B.	Interpretation	Unless expressly stated in this Scheme, or the context otherwise requires, in this Scheme:

references to persons are deemed to include references to natural persons, firms, partnerships, companies, corporations, associations, bodies corporate, trusts, investment funds, governments, states or agencies (in each case whether or not having a separate legal personality) but references to individuals are deemed to be references to natural persons only;

words importing the singular include the plural and vice versa and words importing the masculine include references to the feminine and neuter and vice versa;

references to Acts, statutory instruments and other legislation are to legislation operative in Ireland and to such legislation, modified, consolidated, amended or re-enacted (whether before or after the date of this Scheme) and any subordinate legislation made under that legislation except (unless specifically provided to the contrary) to the extent that such modification, consolidation, amendment or re-enactment after the date of this Scheme would extend the obligations of any party under this Scheme;

references to any Irish legal term, concept, legislation or regulation (including, without limitation, those for any action, remedy, method of judicial proceeding, document, statute, court official, governmental authority or agency) or any accounting term or concept, in respect of any jurisdiction other than Ireland will be construed as references to the term, concept, legislation or regulation which most nearly corresponds to it in that jurisdiction;

all references to recitals, sections, clauses, paragraphs, schedules and annexures are to recitals in, sections, clauses and paragraphs of and schedules and annexures to this Scheme;

any reference to a person includes his or its successors, personal representatives and permitted assigns;

words such as “hereby”, “hereunder”, “hereto”, “hereof” and “herein” and other words commencing with “here” shall unless the context clearly indicates to the contrary refer to the whole of this Scheme and not to any particular section, clause or paragraph hereof;

any reference to a party or the parties is a reference to a party or the parties to this Scheme unless the context otherwise admits or requires;

a word or phrase the definition of which is contained or referred to in section 2 of the Act has the meaning attributed to it by that definition;

the word “or” shall where the context clearly requires be interpreted as “and / or”;

the Schedules referred to in this Scheme form an integral part of this Scheme, and references to this Scheme include reference to them; and

headings are inserted for convenience only and do not affect the construction of the Scheme.

Part 2: Introduction

A.	The Scheme 101(3)(a) and 101C(4)	The Scheme, which constitutes an acquisition conversion scheme under the Act, has been drawn up by the Board pursuant to Part XI of the Act for the conversion, subject to the terms and conditions herein contained, of the Society into a private company limited by shares to be named EBS Limited and the acquisition of that company from the Minister by AIB subject to the terms of the Acquisition Agreement.

101(5)

The Scheme was approved by the Board on 26 May 2011 and the Acquisition Agreement was executed by the Society, the Minister, the NTMA and AIB on 26 May 2011.

The Scheme has been approved by the Central Bank as meeting the requirements of Part XI of the Act.

	101(3)(ka)	It is expected that the Minister will pass the Conversion Resolution on or about 26 May 2011. As permitted by the Act, no conversion statement will be posted to the Members. The Scheme shall be placed on the Society’s website at that time.

	98(2) 104	In due course, the Society shall publish notice of its application to the Central Bank for confirmation and registration of the Scheme in two daily newspapers, as required by Section 98(2) and Section 104 of the Act.

B.	Amendments to the Scheme	Subject to the approval of the Central Bank, the Board shall be entitled to make such amendments or variations to the Scheme as may be agreed between the Society, the Minister, the NTMA and AIB.

	98(2)	The Society shall publish notice of such amendments or variations (in a form approved by the Central Bank) in two daily newspapers, as required by Section 98(2) of the Act. In addition, copies of all such amendments or variations shall be made available for inspection at all places of business of the Society during normal business hours.

C.	Section 102 of the Act 101C(4)(g) 101(7)

Section 102 of the Act shall not apply to the Successor Company and the Successor Company may:

(a) offer to the public or allot or agree to allot, with a view to their being offered for sale to the public, any shares in or debentures of, the Successor Company;

(b) allot or agree to allot any shares in, or debentures of, the Successor Company; or

(c) register a transfer of any shares in, or debentures of, the Successor Company,

so as to enable more than 15% and up to an including 100% of the shares in, or debentures of, the Successor Company to be subscribed for or acquired and held by any person or persons acting in concert (or their nominees).

D.	Distribution of the Funds of the Society in connection with the Scheme	No distribution of the funds of the Society in connection with the Scheme is proposed.

101(3)(k)

Part 3: Timing

A.	Conditions Precedent to Conversion and Acquisition	The Society shall not be capable of being converted into a private limited company until the Conditions in Part A of Schedule 4 have been satisfied or, if capable of being waived, waived. The Acquisition shall not be capable of being completed until the Conditions in Part B of Schedule 4 have been satisfied or, if capable of waiver, waived.

101C(4)(c)

B.	Conversion	Upon satisfaction or, if capable of waiver, waiver, of the Conditions in Part A of Schedule 4, the Society shall take all reasonable steps necessary to enable it to convert into a private company limited by shares and shall deliver to the Registrar of Companies:

		(i)	a copy of the Conversion Resolution certified by the Central Bank as registered under Section 104 of the Act;

		(ii)	a copy of the Scheme confirmed and registered by the Central Bank under Section 104 of the Act;

		(iii)	the certificate of incorporation of the Society as a building society;

		(iv)	the Memorandum and Articles; and

		(v)	such other documents and fees as are required under the Companies Acts for the registration of the Society as a private company limited by shares incorporated under the Companies Acts.

On receipt of the certificate of incorporation, the Successor Company shall enter the Minister into its register of members as the holder of 625,000,000 Ordinary Shares in place of the SIS.

C.	Acquisition	Subject to satisfaction or (if capable of waiver) waiver of the Conditions:

	101C(4)(b)	(i)	the Successor Company shall confirm that the SIS formerly held by the Minister have become Ordinary Shares and will enter in its register of members the Minister as the holder of the Ordinary Shares pursuant to the Scheme;

		(ii)	AIB shall acquire all of the Ordinary Shares from the Minister pursuant to the Scheme;

		(iii)	the persons listed in Part 6 shall be appointed as directors and secretary of the Successor Company and all of the then-current directors of the Society shall resign and KPMG shall be appointed as auditors of the Successor Company; and

		(iv)	AIB will on the Effective Date, pay the Acquisition Price to the Minister in consideration of the acquisition of the Ordinary Shares, in accordance with the terms of the Acquisition Agreement.

D.	Lapse and Termination	The Scheme will automatically lapse and have no effect unless the documents referred to in Section B above are delivered to the Registrar of Companies within six months from the date which is one month after registration of the Scheme by the Central Bank under Section 104 of the Act.

The Scheme will also terminate if the Acquisition Agreement is terminated in accordance with its terms. Under the Acquisition Agreement, the Minister is entitled to terminate the Acquisition Agreement forthwith by notice in writing to the other parties.

101C(4)(e)	If the Scheme lapses or is terminated, the Acquisition will not proceed and the Society will continue as a building society and the rights and position of Members and Borrowing Members will remain unchanged.

Part 4: Effects of and Events Following Conversion

A.	Effects of the Conversion	On the date shown in the certificate of incorporation as a company, the Society shall cease to be a building society incorporated under the Act and shall be a private company limited by shares incorporated under the Companies Acts. The Central Bank has confirmed to the Society that, based on the information which has been made available to it, and subject to compliance with all relevant regulatory requirements, it is prepared to issue a Banking Licence to the Successor Company on Conversion.

	101C(4)(d) 101(3)(j)	On Conversion, every shareholding (excluding the SIS) in and deposit with the Society shall become a deposit of the same amount with the Successor Company. All such deposits with the Successor Company will be held subject to the same terms and conditions subsisting immediately prior to the date of Conversion. All mortgages entered into by borrowers from the Society shall be maintained by the Successor Company on the terms and conditions subsisting immediately prior to the date of the Conversion.

	101(3)(e) 101(3)(f)	On the Effective Date, AIB shall be the sole member of the Successor Company and the Ordinary Shares shall be taken to be acquired by AIB from the Minister. Neither Members nor Borrowing Members of the Society shall become members of the Successor Company, nor shall they have any entitlement to Ordinary Shares of the Successor Company.

To the extent that the Society has distributable reserves immediately prior to the date of the Conversion, these will, to the extent lawful, represent distributable reserves of the Successor Company after the Conversion

Further provisions dealing with the effects of the Conversion are set out in Section 107 of the Act, which is summarised in Schedule 1.

	101(3)(h)	On the Effective Date, the Successor Company shall become a wholly-owned subsidiary of AIB. No changes are proposed in the Society’s investments in subsidiaries or in any other associated bodies in consequence of the Conversion.

	101(3)(d)	The proposed composition of the board of directors of the Successor Company is set out in Part 6.

B.	Events Following the Effective Date	On and following the Effective Date, the board of directors of the Successor Company is hereby authorised to, and, using all reasonable endeavours shall, as soon as reasonably practicable, execute all such documents and shall do all such acts and things as are required to be done or contemplated by or necessary or desirable in order to give full effect to the Scheme.

Part 5: Constitution, Share Capital and Membership of the Successor Company

A.	Constitution 101(3)(a) 101(3)(c)	The name of the Successor Company shall be EBS Limited. The proposed Memorandum and Articles are set out in Schedule 2. The objects of the Successor Company are set out in Clause 2 of the Memorandum.

B.	Share Capital 101(3)(b)	Immediately upon Conversion, the authorised share capital of the Successor Company shall be €1,000,000,000 divided into 1,000,000,000 Ordinary Shares, of which 625,000,000 will be held by the Minister and all of which will be immediately thereafter acquired by AIB pursuant to the terms of the Act and the Scheme.

C.	Membership of the Successor Company 101(3)(e) 101C(4)(a) 101(3)(f)	On Conversion, the sole member of the Successor Company shall be the Minister. From the Effective Date, the sole member of the Successor Company shall be AIB. The Members and Borrowing Members of the Society will not become members of the Successor Company and will have no entitlement to Ordinary Shares of the Successor Company, nor any entitlement to any compensation whatsoever in respect of, or related to, the Conversion or the Acquisition.

D.	Consideration for the Shares 101C(4)(b)	AIB will pay the Minister the Acquisition Price for all of the issued Ordinary Shares in the Successor Company. The Members and Borrowing Members will not be entitled to any payments or consideration whatsoever in connection with the Conversion or the Acquisition.

E.	Rights to a Distribution of Assets of the Successor Company 101(3)(i)	In the event of the Successor Company being wound up within 5 years of the date of the Conversion, no member of the Successor Company shall have any right to a distribution of assets, at that or any other time, by reason only of that member having been a member of the Society at the date of the Conversion.

Part 6: Directors, Secretary and Auditors

101(3)(d)

Directors	The proposed first directors of the Successor Company are:

	Executive Fergus Murphy Emer Finnan	Position in the Successor Company Chief Executive

	Non-Executive Philip Williamson Jim Ruane Catherine Woods Bernard Byrne Eamonn Hackett Denis O’Callaghan	Chairman

Secretary	Helen Dooley

The Registered Office of the Successor Company will be at 2 Burlington Road, Dublin 4, Ireland

Auditors	The proposed first auditors of the Successor Company are: KPMG, Stokes Place, St. Stephens Green, Dublin 2, Ireland.

Part 7: Summary of Principal Rights Attaching to Ordinary Shares

by virtue of the Articles and the Companies Acts

The following is a Summary only of the principal rights attaching to the Ordinary Shares by virtue of the Articles and the Companies Acts

Principal Rights of the Holder of the Ordinary Shares in the Successor Company	Subject to the Articles and the Companies Acts, the holder of the Ordinary Shares shall have the following principal rights as sole shareholder of the Successor Company
	(i)	to receive notice of, attend and speak at meetings of the Successor Company,
	(ii)	to vote on any resolution of shareholders, being a right to one vote per person on a show of hands and, on a poll, to one vote in respect of each share carrying voting rights;
	(iii)	to appoint a proxy to attend, speak and vote on his behalf at a meeting of the Successor Company;
	(iv)	to receive any dividends declared by the board of directors of the Successor Company;
	(v)	to hold, or transfer shares held, in his name;
(vi)

to vote on resolutions proposing changes to the Memorandum and Articles, increases in the authorised share capital of the Successor Company and the giving of authority to the directors of the Successor Company to allot shares;

	(vii)	to requisition a general meeting of the Successor Company;
	(viii)	so long as the holder is the holding company of the Successor Company, to appoint and remove directors of the Successor Company;
	(ix)	to receive a share certificate;
	(x)	to receive a copy of the Annual Report and Accounts or summary financial statements of the Successor Company;
(xi)

to receive on a winding up of the Successor Company the whole of any surplus (after the payment of the liabilities of the Successor Company and the repayment to him of the capital paid up on his shares); and

	(xii)	to agree to vary or abrogate the rights attaching to the class of shares held by him where the share capital of the Successor Company is divided into different classes of shares

Part 8: General

Governing Law	This document shall be governed and construed in accordance with the provisions of Irish law.

Rights and Liabilities of the Members and Borrowing Members in the Successor Company	Save for the provision in Section 107(1)(a) of the Act which provides that every shareholding in and deposit with the Society shall on the Conversion become a deposit of the same amount with the Successor Company, Members and/or Borrowing Members shall have no rights or liabilities under the Scheme.

101(3)(g) 101C(4)(d)	The Members and Borrowing Members of the Society will not become members of the Successor Company and will have no entitlement to Ordinary Shares of the Successor Company, nor any entitlement to any other compensation in respect of, or related to, the Conversion or the Acquisition.

Acquisition Agreement	A copy of the Acquisition Agreement is set out in Schedule 3.

101C(4)(f)

Schedule 1:

Consequences of Conversion to a Private Company Limited by Shares

1.	Effect of the Conversion on Business, Property, Rights and Liabilities of the Society	Section 107 of the Act provides, inter alia, that on Conversion every shareholding in and deposit with the Society shall on the Conversion become a deposit of the same amount with the Successor Company.
The business, property, rights and liabilities of the Society shall on the date of the Conversion vest in the Successor Company.
Without prejudice to the generality of the foregoing, the following provisions shall have effect:-

		(i)	a reference whether express or implied to the Society in any instrument made, given, passed or executed before the date of the Conversion shall be construed as a reference to the Successor Company;

		(ii)	subject to paragraph 5 below, all contracts, agreements, conveyances, mortgages, deeds, leases, licences, other instruments, undertakings and notices whether or not in writing entered into, made, given by or addressed to the Society before the date of the Conversion and subsisting immediately after the date of the Conversion shall, to the extent that they were previously binding on and enforceable by, against or in favour of the Society be binding on and enforceable by, against or in favour of the Successor Company as fully and effectually in every respect as if, instead of the Society, the Successor Company had been the person by whom they were entered into, with whom they were made or to whom or by whom they were given or addressed as the case may be;

		(iii)	an instruction, order, direction, mandate or authority given to the Society and subsisting immediately before the date of the Conversion shall be deemed to have been given to the Successor Company;

		(iv)	a security held by the Society as security for a debt or other liability to the Society incurred before the date of the Conversion shall be available to the Successor Company as security for the discharge of that debt or liability and, where the security extends to future or prospective debts or liabilities, shall be available as security for the discharge of debts or liabilities to the Successor Company incurred on or after the date of the Conversion; and, in relation to a security, the Successor Company shall be entitled to all rights and priorities (howsoever arising) and shall be subject to all liabilities to which the Society would have been entitled or subject if it had not been converted into the Successor Company;

		(v)	all rights and liabilities of the Society as bailor or bailee of documents or chattels shall be vested in and assumed by the Successor Company;

		(vi)	a negotiable instrument or order for payment of money which before the date of the Conversion is drawn on or given to or accepted or endorsed by the Society or payable at a place of business of the Society shall, unless the context otherwise requires, have the same effect on or after the date of the Conversion as if it had been drawn on or given to or accepted or endorsed by the Successor Company instead of the Society or was payable at the place of business of the Successor Company.

2.	No Breach of Contract, Discharge or Release of Obligations	By virtue of Section 107, nothing effected or authorised by Part XI of the Act shall:-
		(i)	be regarded as placing the Society or the Successor Company or any other person in breach of contract or confidence or as otherwise making any of them guilty of a civil wrong; or
		(ii)	be regarded as giving rise to a right of any person to terminate or cancel any contract or arrangement or to accelerate the performance of any obligation; or
(iii)

be regarded as placing the Society or the Successor Company or any other person in breach of any enactment or rule of law or contractual provision prohibiting, restricting or regulating the assignment or transfer of any property or the disclosure of any information; or

		(iv)	release any surety wholly or in part from any obligation; or
		(v)	invalidate or discharge any contract or security.

3.	Litigation Pending	Section 107 provides that any action, arbitration or proceedings or cause of action which immediately before the date of the Conversion is pending or existing by, against or in favour of the Society or to which the Society is a party may be prosecuted, and without amendment of any writ, pleading or other document, continued and enforced by, against or in favour of the Successor Company.

4.	Employees of the Society	Section 107 provides that on the date of the Conversion, each employee of the Society shall become an employee of the Successor Company but, for the purposes of every enactment, law, award, determination, contract and agreement relating to the employment of such employee, the contract of employment of that employee shall be deemed to have been unbroken and the period of service with the Society shall be deemed to have been a period of service with the Successor Company, and the terms and conditions of employment of each such employee shall, until varied, be identical with the terms and conditions of that employee’s employment with the Society immediately before the date of the Conversion and be capable of variation in the same manner.

5.	Provision for the Conversion or alteration of rights and liabilities in the Scheme	(i)	Where the Scheme provides for the conversion or alteration of rights or liabilities of any person that were subsisting before the date of the Conversion, those rights and liabilities shall cease to be enforceable by, against or in favour of the Successor Company on or after the date of the Conversion except in accordance with this Scheme.
(ii)

Insofar as this Scheme provides for any rights or liabilities to arise immediately after the date of the Conversion, those rights and liabilities shall be enforceable by, against, or in favour of the Successor Company on and after the date of the Conversion.

Schedule 2:

Memorandum and Articles of Association

101(3)(c)

COMPANIES ACTS 1963 TO 2009

COMPANY LIMITED BY SHARES

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

EBS LIMITED

McCann FitzGerald

Solicitors

Riverside One

Sir John Rogerson’s Quay

Dublin 2

MBCD\2399864.1

CONTENTS

Memorandum of Association	1

Articles of Association	7

Preliminary	7

Private Company	8

Share Capital and Variation of Rights	8

Lien	10

Calls on Shares	11

Forfeiture	11

Transfer of Shares	12

Transmission of Shares	13

Increase and Alteration of Capital	13

Purchase of own Shares	14

General Meetings	14

Notice of General Meetings	15

Proceedings at General Meetings	15

Votes of Members	16

Body Corporates acting by Representatives	18

Directors	18

Borrowing Powers	20

Powers and Duties of Directors	20

Proceedings of Directors	21

Secretary	23

The Seal	23

Authentication of Documents	23

Dividends and Reserve	24

Accounts	25

Capitalisation of Profits	25

Auditors	26

Notices	26

Winding Up	27

Indemnity	27

COMPANIES ACTS 1963 to 2009

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

of

EBS LIMITED

1.	The name of the Company is EBS Limited.

2.	The objects for which the Company is established are:

(1) To carry on the business of banking in all or any of its branches and departments and to provide and undertake all manner of financial services including (but without limitation to the generality of the foregoing), borrowing, raising or taking up money; lending or advancing, with or without security money, securities and property; making, drawing, accepting, indorsing, issuing discounting, buying, selling and generally dealing in bills of exchange, promissory notes, coupons, bank orders, drafts, bills of lading, warrants, bonds’ debentures, certificates, scrip and other instruments and securities whether transferable or negotiable or not; granting and issuing bankers’ cards, cheque guarantee and cash cards, credit cards, debit cards and all other appropriate instruments, cards or devices; granting and issuing letters of credit, travellers cheques and circular notes; buying, selling, dealing and engaging in other transactions in any currencies, bullion and other commodities of any description; acquiring, holding, issuing on commission, underwriting and dealing with stocks, funds, shares, debentures, debenture stocks, bonds obligations, options, option certificates, securities and investments of all kinds; negotiating loans and advances; arranging and entering into transactions on and relating to the capital markets including, without limitation, derivatives transactions of any description (whether on an exchange or otherwise and whether or not collateralised), sale and repurchase transactions, sell/buy back transactions, securities lending and similar transactions; granting or contracting for open general credits, with or without security; receiving money on deposit or current account at interest or otherwise or for safe custody- receiving securities, valuables and other property on deposit, or for safe custody, or otherwise; transacting business in relation to all kinds of payment or transfer systems or other methods used by bankers or others for the transfer of funds and settlement of debts or transactions (whether in securities or otherwise); owning, controlling, managing, sponsoring or otherwise participating in any fashion whatsoever in electronic commerce initiatives or projects; managing property and generally transacting all kinds of business transacted by bankers; and, in relation to any of the foregoing, doing so by or through any medium or means.

(2)	To acquire and undertake the whole or any part of the business, property and liabilities of any person or company carrying on any business which the Company is authorised to carry on, or possessed of property or rights suitable for the purposes of the Company and in particular the undertaking business and goodwill of any subsidiary company carrying on business independently of the Company or in competition with it.

(3)	To enter into partnership or into any arrangement for sharing profits, union of interest, co-operation, joint adventure, reciprocal concession, or otherwise with any person or company carrying on or engaged in or about to carry on or engaged in any business or transaction which the Company is authorised to carry on or engage in, or

1

any business or transaction capable of being conducted so as directly or indirectly to benefit the Company. To lend money to, guarantee the contracts of or otherwise assist any such person or company and to take or otherwise acquire shares (whether partly or fully paid) and securities of any such company, and to sell, hold, re-issue, with or without guarantee, or otherwise deal with the same.

(4)	To amalgamate with any other company having objects altogether or in part similar to those of the Company.

(5)	To promote any company or companies for the purpose of acquiring all or any of the property, rights and liabilities of the Company, or for any other purpose which may seem directly or indirectly calculated to benefit the Company.

(6)	To form, promote, acquire, finance, amalgamate with, subsidise and assist building societies, friendly societies, banks, unit trusts, insurance companies or other commercial undertakings of any kind, or any companies, corporations or syndicates of any kind, and to finance, subsidise or assist any firms or individuals, and to negotiate loans of every description with any government state, municipal or other authority, corporation, company, syndicate, firm or person.

(7)	To purchase, take on lease or in exchange, hire or otherwise acquire and hold for any estate or interest any real and personal property and any rights or privileges which the Company may think necessary or convenient for the purposes of its business, and in particular any land and buildings).

(8)	To erect, construct, lay down, enlarge, alter, reconstruct and maintain any buildings and works necessary or convenient for the Company’s business.

(9)	To pay for any business, property or rights acquired by the Company wholly or partially in shares, debentures, debenture stock or other securities or obligations of the Company or belonging to the Company, and whether fully or partly paid, and as part of terms of any such purchase or otherwise to grant options upon any unissued shares of the Company.

(10)	To sell, lease or otherwise dispose of the undertaking of the Company or any part thereof or all or any part of the property of the Company for such consideration as the Company may think fit, and in particular for shares (fully or partly paid), debentures, stocks or securities of any other company having objects altogether or in part similar to those of the Company and generally on such terms as the Company may determine, and to hold, deal with or dispose of any consideration so received.

(11)	Generally to sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of, turn to account or otherwise deal with all or any part of the property and rights of the Company including any investments and securities acquired or agreed to be acquired and generally to vary the investments and securities of the Company from time to time.

(12)	To take, accept, enforce, release or deal with any security for any moneys owing or to become owing to the Company, or for any liabilities incurred or to be incurred towards or by the Company by way of mortgage, pledge hypothecation, deposit or otherwise howsoever of every kind of property or rights (including the security of shares in the Company).

(13)	To hold, maintain, improve and deal with as may seem expedient any property which the Company may become entitled to by foreclosure or otherwise and for the purpose

2

of better realising or dealing with any security to purchase or otherwise acquire the equity of redemption of any share or other interest in any property upon or in connection with which the Company may have any charge or lien.

(14)	To act as trustee for the holders of or otherwise in relation to any stocks shares debentures, debenture stock, bonds or other securities or obligations issued or to be issued by any government, state, principality, local or other authority municipal or other corporation, company or association, and generally to undertake and execute any trusts (whether public or private), the undertaking whereof it may seem desirable to undertake, and to undertake and execute in the Republic of Ireland, Great Britain, Northern Ireland or elsewhere in the world where it may be lawful to do so, and either alone or jointly with others and either in its own name or through or by means of a syndic or officer of or appointed by the Company, the office of receiver, trustee, custodian trustee executor, administrator, committee, treasurer, comptroller, registrar, curator, accountant, or any other office of trust or confidence, and gratuitously or otherwise to perform and discharge the duties incident to any such office and to transact all kinds of business arising in connection therewith, and to keep for any company, corporation, government, state, principality, authority or body (supreme, municipal, local or otherwise) any register relating to any stocks funds shares or securities, or any real or personal property of any kind and to undertake any duties in relation thereto or to the registration of transfers assignments, mortgages, charges, cautions, deeds, documents or things or the issue of certificates or otherwise, and to act as agent, attorney or nominee solely or jointly for any person or persons, company, corporation, government, state, principality, authority or body (supreme, municipal, local or otherwise).

(15)	To make deposits, enter into recognizances and bonds, and otherwise to give security for the due execution and performance (whether by the Company or any syndic or officer of the Company or by any other company or any person) of the duties of executors, administrators, trustees, receivers, managers committees or liquidators, or any other duties, or any contracts agreements or obligations, and to effect and obtain insurances of every description and (subject as hereinafter provided) generally to transact and carry on guarantee fidelity, indemnity or insurance business of all kinds, and to effect counter guarantees and counter indemnities, and to transact all kinds of agency business.

(16)	To furnish or provide deposits, caution moneys and guarantee funds required in relation to any tender or application for any contract, concession decree enactment, property or privilege, or in relation to the carrying out of any contract, concession, decree or enactment.

(17)	To carry on the business of an investment and holding company and to invest the capital and other moneys of the Company in the purchase or upon the security of, or otherwise acquire and hold, any shares, stocks, debentures debenture stocks, bonds, mortgages, obligations and securities of any kind issued or guaranteed by any company, corporation or undertaking of whatever nature and wheresoever constituted or incorporated or carrying on business and shares, stocks, debentures, debenture stocks, bonds, obligations and other securities issued or guaranteed by any government, sovereign ruler, commissioners, trust, local authority or other public body, whether at home or abroad; to acquire any such shares, stocks, bonds, mortgages, obligations and securities by subscription, syndicate participation, tender, purchase exchange or otherwise either conditionally or otherwise, and to underwrite or guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof and to act as managers of any syndicate.

3

(18)	To raise or borrow or secure the payment of money in such manner and on such terms as may seem expedient and in particular by the issue of mortgages charges, debentures or debenture stock (perpetual or otherwise) and charged or not charged upon the whole or any part of the undertaking and property of the Company both present and future, including its uncalled capital, or by the issue of circular notes, bills, drafts and other instruments and securities (whether payable to bearer or otherwise), and to make the same or any of them assignable free from equities.

(19)	To issue warrants, documents of title and other mercantile instruments or indicia of title or possession against deposits of all kinds made with the Company.

(20)	To give any guarantee or become liable for the payment of money or for the performance of any obligation or undertaking of any kind, including but not limited to the guarantee of the payment of principal or interest or principal and interest or dividends upon any bonds, debentures, debenture stocks mortgages, charges, obligations and securities or stocks or shares of any government, municipal, local or other authority, public or private body or company, whether incorporated or not incorporated and whether made or effected or acquired through the agency of the Company or otherwise.

(21)	To promote, seek, apply for and obtain any charter or letters patent to any Act Provisional Order or decree of the Oireachtas or any parliament or legislative assembly or sovereign or any provisional or other order of any supreme ministerial, municipal or local authority or other proper authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated, directly or indirectly, to prejudice the Interests of the Company.

(22)	To enter into any arrangements with any government, states, principalities or authorities (supreme, municipal, local or otherwise) which may seem conducive to the objects of the Company or any of them, and to obtain from any such government, state, principality or authority, and thereafter to carry out exercise develop and otherwise deal with and turn to account any concessions’ franchises, charters, patents, monopolies, privileges or rights whatsoever and wheresoever.

(23)	To procure the Company to be registered, licensed or recognised in Great Britain, in Northern Ireland and in any other country or place outside the Republic of Ireland.

(24)	To adopt such means of making known the business and services of the Company as may seem expedient, and in particular by advertising in the press and other accepted advertising media, by publishing brochures and by granting donations.

(25)	To take or concur in taking all such steps and proceedings as may seem best calculated to uphold and support the credit of the Company, and to obtain and justify public confidence, and to avert or minimise financial disturbances which might affect the Company.

(26)	To promote freedom of contract and to resist, insure against, counteract and discourage interference therewith, to join any lawful federation, union or association, or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of or interference with the Company’s or any other trade or business, or providing or safeguarding against the same, or resisting or opposing any strike movement or organisation which may be thought detrimental to the interests of the Company or its employees and to subscribe to any association or fund for any such purposes.

4

(27)	To establish and maintain or procure the establishment and maintenance of any non- contributory or contributory pension or superannuation funds for the benefit of, and to give or procure the giving of donations, gratuities, pensions allowances or emoluments to any persons who are or were at any time In the employment or service of the Company or of any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time Directors or officers of the Company or of any such other company, as aforesaid, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested and the wives, widows, families and dependants of any such persons, and also to establish and subsidise or subscribe to any institutions, associations, clubs or funds calculated to be for the benefit of or to advance the interests and well-being of the Company or of any other such company as aforesaid or of any such persons as aforesaid, and to make payments for or towards the insurance of any such persons as aforesaid and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful object, and to do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid.

(28)	To carry on the business of a trustee savings bank in all branches of such business.

(29)	To distribute any of the assets or property of the Company, whether upon a distribution of assets or a division of profits, among the members, in specie or otherwise, and to capitalise profits.

(30)	To do all or any of the above things in any part of the world and as principals agents, contractors, trustees, or otherwise and by or through trustees agents’ branches, or otherwise, and either alone or in conjunction with others.

(31)	To do all such other things as are incidental or conducive to the attainment of the above objects.

And it is hereby declared that the word “company” in this Clause except where used in reference to this Company shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and whether domiciled in the Republic of Ireland, Great Britain, Northern Ireland or elsewhere, and the intention is that the objects specified in each paragraph of this Clause shall except where otherwise expressed in such paragraph, be independent main objects and shall be nowise limited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company, but may be carried out in as full and ample a manner and construed in as wide a sense as if each of the said paragraphs defined the objects of a separate and distinct company provided always that the provisions of this Clause shall be subject to the Company’s obtaining, where necessary, for the purpose of carrying any of its objects into effect, such licence permit, or authority as may be required by law.

3.	The liability of the members is limited.

4.	The share capital of the Company is €1,000,000,000 divided into 1,000,000,000 ordinary shares of €1.00 each.

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We, the several persons whose names, and addresses are subscribed, wish to be formed into a Company in pursuance of this Memorandum of Association, and we agree to take the number of shares in the capital of the Company set opposite our respective names.

Names, Addresses and Descriptions of Subscribers	Number of Shares taken by each Subscriber

Minister for Finance	625,000,000

Dated the     day of

Witness to the above signatures:

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COMPANIES ACTS 1963 to 2009

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

EBS LIMITED

Preliminary

1.	The regulations contained in Table A in the First Schedule to the Companies Act 1963 shall not apply to the Company.

2.	In these Articles the following words or symbols shall have the following meanings unless such meanings are inconsistent with the subject or context:

“Act” means the Companies Act 1963.

“Acts” means the Companies Acts 1.963 to 2009 and every statutory extension modification and re-enactment thereof from time to time in force.

“1983 Act” means the Companies (Amendment) Act 1983.

“1990 Act” means the Companies Act 1990.

“Directors” means the Directors for the time being and from time to time of the Company or the Directors present at a meeting of the Board of Directors.

“Dividend” means dividend and/or bonus.

“Holding Company” means any body holding more than half in nominal value of the equity share capital (as defined in section 155(5) of the Act) and of the shares in the Company carrying voting rights (other than voting rights which arise only in specified circumstances).

“Month” means calendar month.

“Office” means the Registered Office for the time being and from time to time of the Company.

“Paid up” means paid up or credited as paid up.

“Register” means the Register of Members to be kept as required by section 116 of the Act.

“Seal” means the common seal of the Company.

“Secretary” means shall include an assistant or an acting secretary for the time being.

“State” means the Republic of Ireland.

“these Articles” means these Articles of Association, as originally framed, or as varied from time to time by special resolution.

“€” means Euros.

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Where a reference is made to a particular section or sections of the Acts the reference shall be to such section or sections of the Acts as the same may be from time to time amended or replaced.

Expressions referring to writing shall, unless the contrary intention appears, be construed as including reference to printing, lithography, photography, and any other means of reproducing or representing words in visible form.

Words importing the singular number only shall include the plural number and vice versa, and words importing the masculine gender shall include the feminine gender.

Words importing persons shall include corporations.

Unless the contrary intention appears, words or expressions contained in these Articles shall bear the same meanings as in the Acts as in force at the date on which these Articles become binding on the Company.

Private Company

3.	The Company is a private company, and accordingly:

(i)	the right to transfer shares is restricted in the manner hereinafter prescribed;

(ii)	the number of members of the Company (exclusive of persons who are in the employment of the Company and of persons who, having been formerly in the employment of the Company, were while in such employment, and have continued after the determination of such employment to be members of the Company) is limited to fifty; so however that where two or more persons hold one or more shares in the Company jointly they shall for the purposes of this Article be treated as a single member;

(iii)	any invitation to the public to subscribe for any shares or debentures of the Company is prohibited;

(iv)	the Company shall not have power to issue share warrants to bearer.

If and for so long as the Company has only one member:

(a)	in relation to a general meeting, the sole member or a proxy for that member or (if the member is a corporation) a duly authorised representative of that member shall be a quorum;

(b)	a proxy for the sole member may vote on a show of hands;

(c)	the sole member or a proxy for that member or (if the member is a corporation) a duly authorised representative of that member shall be Chairman of any general meeting of the Company;

(d)	all other provisions of these Articles apply with any necessary modification (unless the provision expressly provides otherwise).

Share Capital and Variation of Rights

4.	The share capital of the Company is €1,000,000,000 divided into 1,000,000,000 ordinary shares of €1.00 each.

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5.	Without prejudice to any special rights previously conferred on the holders of any shares or class of shares in the Company, any share in the Company maybe issued with such preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by special resolution determine, and subject to the provisions of the Acts, any shares may be issued on the terms that they are, or are liable at the option of the Company or the holder, to be redeemed on such terms and in such manner as may be provided by these Articles. Subject as aforesaid, the Company may cancel any shares so redeemed or may hold them as treasury shares and re- issue any such treasury shares as shares of any class or classes.

6.	a)	If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the provisions of the Acts, whether or not the Company is being wound up, be varied or abrogated with the consent in writing of the holders of three fourths of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class but not otherwise.

	(b)	The rights conferred upon the holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

	(c)	To every such separate general meeting held pursuant to paragraph (1) of this Article all the provisions of these Articles relating to general meetings of the Company shall apply but so that the necessary quorum shall be two persons at least holding or representing by proxy one-third in nominal amount of the issued shares of the class (but so that if at any adjourned meeting of such holders a quorum as above defined is not present those members who are present shall be a quorum). Any holder of the shares of the class present in person or by proxy may demand a poll, and each such person shall upon such poll have one vote in respect of every share of the class held by him respectively.

7.	Subject to the provisions of the Acts and these Articles, the shares shall be at the disposal of the Directors, and, provided that if and so long as any company is for the time being a Holding Company the prior consent in writing of such company has been obtained (such consent not being required when the shares are to be allotted to such Holding Company) they may allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its shareholders.

(a)	For the purposes of section 20 of the 1983 Act the Directors are generally and unconditionally authorised to allot relevant securities (within the meaning of the said section 20) up to an aggregate nominal amount of €[ • ] provided that this authority shall expire after a period of five years from the date of adoption of these Articles (being 2016). The Company may, before such expiry, make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such offer or agreement, notwithstanding that the authority hereby conferred has expired.

(b)	In accordance with section 23(10) of the 1983 Act the application of sub-sections (1), (7) and (8) of the said section 23 is hereby excluded in relation to the allotment of equity securities (as defined by sub-section (13) of the said section 23).

8.	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to

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recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder, but this shall not preclude the Company from requiring the members or a transferee of shares to furnish the Company within formation as to the beneficial ownership of any share when such information is reasonably required by the Company.

9.	Every person whose name is entered as a member in the Register shall be entitled without payment to one certificate for all his shares and, if he transfers part of his holding, to one certificate for the balance. Upon payment of such sum, not exceeding €0.05 for every certificate after the first, as the Directors shall from time to time determine, he shall also be entitled to several certificates, each for one or more of his shares. Every certificate shall be issued within two months after allotment or the lodgment with the Company of a transfer of the shares, unless the conditions of issue of such shares otherwise provide. Every such certificate shall be under the Seal and shall specify the number and class of shares to which it relates, the distinguishing numbers (if any) allocated to such shares and the amount paid up thereon. The Company shall not be bound to register more than three persons as joint holders of any share (except in the case of executors or trustees of a deceased member) and, in the case of a share held jointly by several persons, the Company shall not be bound to issue more than one certificate therefor and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

10.	If any such certificate shall be worn out, defaced, destroyed or lost, it maybe renewed on such evidence being produced and on payment of such amount not exceeding €0.05 as the Directors shall require, and, in case of wearing out or defacement, on delivery up of the old certificate and, in case of destruction or loss, on execution of such indemnity (if any) as the Directors may from time to time require. In case of destruction or loss, the member to whom such renewed certificate is given shall also bear and pay to the Company all expenses incidental to the investigation by the Company of the evidence of such destruction or loss and to such indemnity.

Lien

11.	The Company shall have a first and paramount lien on every share for all monies (whether immediately payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien on all shares standing registered in the name of any member (whether solely or jointly with others) for all monies due to the Company from him or his estate, whether solely or jointly with any other person (whether a member or not) and whether such monies are presently payable or not; but the Directors may at anytime declare any share to be wholly or in part exempt from the provisions of this Article. The Company’s lien on a share shall extend to all dividends payable thereon.

12.	For the purpose of enforcing any such hen as aforesaid the Directors may sell, all or any shares subject thereto at such time and in such manner as the Directors think fit, but no sale shall be made unless a sum in respect of which the lien exists is immediately payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is immediately payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy (as the case may be).

13.	To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the buyer thereof. The buyer shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

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14.	The net proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is immediately payable, and the residue, if any, shall (subject to a like lien for sums not immediately payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

Calls on Shares

15.	The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that excepting so far as may be otherwise agreed between the Company and any member in the case of the shares held by him no call shall be payable at less than one month from the date fixed for payment of the last preceding call, and each member shall (subject to receiving at least 14 days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

16.	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

17.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate, not exceeding 10 per cent, per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

18.	On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the member sued is entered in the Register as the holder, or one of the holders, of the shares in respect of which such debt has accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued, in the pursuance of these Articles; and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

19.	The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

20.	Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall, for the purposes of these Articles, be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise, shall apply as if such sum had become payable by virtue of a call duly made and notified.

Forfeiture

21.	If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

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22.	The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

23.	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. A forfeiture of shares shall include all dividends declared in respect of the forfeited shares and not actually paid before forfeiture.

24.	A forfeited share may be sold, re-issued, or otherwise disposed of, either to the person who was before the forfeiture the holder thereof or entitled thereto, or to any other person upon such terms and in such manner as the Directors shall think fit, and whether with or without all or any part of the amount previously paid on the share being credited as paid, and at any time before such sale, re-issue or disposal the forfeiture may be cancelled on such terms as the Directors may think fit. The Directors may, if necessary, authorise some person to transfer a forfeited share to such other person.

25.	A member whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding the forfeiture, remain liable to pay to the Company all calls made and not paid on such shares at the time of forfeiture with interest thereon to the date of payment at such rate not exceeding ten per cent, per annum as the Directors shall think fit, in the same manner and in all respects as if the shares had not been forfeited, and to satisfy all claims and demands (if any) which the Company might have enforced in respect of the shares at the time of forfeiture without any deduction or allowance for the value of the shares at the time of forfeiture.

26.	A statutory declaration that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale, re-issue or disposal of the share.

27.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

Transfer of Shares

28.	All transfers of shares shall be effected by transfer in writing in any usual or common form, or in any other form which the Directors may approve but need not be under seal.

29.	The instrument of transfer of a share shall be signed by or on behalf of the transferor and in the case of a share not fully paid shall also be signed by or on behalf of the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.

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30.	The Directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of any share, whether or not it is a fully paid share.

31.	If the Directors refuse to register a transfer they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

32.	All instruments of transfer which shall be registered shall be retained by the Company.

33.	Notwithstanding anything in these Articles, the Directors shall be entitled to refuse to recognise and to refuse to register a renunciation of the allotment of any shares by the allottee in favour of some other person, in the same manner and for the same reasons, if any, but not otherwise as they would be entitled to refuse to recognise or to register a transfer of shares from such allottee to such other person.

Transmission of Shares

34.	In the case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the personal representatives of the deceased where he was the sole holder, shall be the only person(s) recognised by the Company as having any title to his interest in the shares: but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.

35.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors, in either case shall have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy, as the case may be.

36.	If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered, he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these Articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

37.	A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, so, however, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 days, the Directors may thereupon withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

Increase and Alteration of Capital

38.

(a)	The Company may from time to time by ordinary resolution increase the share capital by such sum to be divided into shares of such amounts as the resolution shall prescribe.

(b)	Except so far as otherwise provided by the conditions of issue or by these Articles any capital raised by the creation of new shares shall be considered part of the pre- existing capital, and shall be subject to the provisions herein contained.

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39.	The Company from time to time and at any time may by ordinary resolution:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	sub-divide its existing shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association (subject, nevertheless to section 68(1)(d) of the Act);

(c)	cancel any shares which, at the date of the passing of the resolution, have not been taken, or agreed to be taken by any person.

40.	The Company may by special resolution reduce its share capital, any capital redemption reserve fund or share premium account in any manner and with and subject to any incident authorised, and consent required, by law.

Purchase of own Shares

41.	Subject to the provisions of the Acts and to any rights conferred on the holders of any class of shares, the Company may purchase all or any of its own shares of any class, including any redeemable shares. Neither the Company nor the Directors shall be required to select the shares to be purchased rateably or in any other particular manner as between the holders of shares of the same class or as between them and the holders of shares of any other class or in accordance with the rights as to dividends or capital conferred by any class of shares. Subject as aforesaid, the Company may cancel any shares so purchased or may hold them as treasury shares and reissue any such treasury shares as shares of any class or classes. Notwithstanding anything to the contrary contained in these Articles, the rights attached to any class of shares shall be deemed not to be varied by anything done by the Company pursuant to this Article.

General Meetings

42.

(a)	Subject to paragraph (2) the Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it; and not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next.

(b)	So long as the Company holds its first annual general meeting within 18 months of its incorporation, it need not hold it in the year of its incorporation or in the year following.

43.	The annual general meeting shall be held at such time and place as the Directors shall determine and all general meetings other than annual general meetings shall be called extraordinary general meetings and shall be held at such time and place as the Directors shall determine.

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44.	The Directors may whenever they think fit, convene an extraordinary general meeting and an extraordinary general meeting shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided by section 132 of the Act.

Notice of General Meetings

45.	Subject to the provisions of the Act an annual general meeting and a meeting called for the passing of a special resolution shall be called by 21 days’ notice in writing at the least, and a meeting of the Company (other than an annual general meeting or a meeting for the passing of a special resolution) shall be called by 14 days’ notice in writing at the least. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and shall specify the place, the day and the hour of the meeting, and in the case of special business, the general nature of that business, and shall be given, in manner hereinafter mentioned, to such persons as are, under these Articles, entitled to receive such notices from the Company. Every such notice shall comply with the provisions of section 136(3) of the Act as to giving information to the members in regard to their right to appoint proxies. The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

46.	A meeting of the Company shall notwithstanding that it is called by shorter notice than that specified in Article 45 be deemed to have been duly called if it is so agreed by the auditors and all the members entitled to attend and vote thereat.

47.	Where, by any provision contained in the Acts, extended notice is required of a resolution, the resolution shall not be effective unless (except when the Directors have resolved to submit it) notice of the intention to move it has been given to the Company not less than 28 days (or such other period as the Acts permit) before the meeting at which it is to be moved, and the Company shall give to the members notice of any such resolution as required by and in accordance with the provisions of the Acts.

Proceedings at General Meetings

48.	All business shall be deemed special that is transacted at an extraordinary general meeting, and also all that is transacted at an annual general meeting, with the exception of declaring a dividend, the consideration of the accounts, balance sheets and the reports of the Directors and auditors, the election of Directors in place of those retiring, the re-appointment of the retiring auditors and the fixing of the remuneration of the auditors.

49.	No business shall be transacted at any general meeting unless a quorum is present. Two members present in person, or by proxy, or (being corporations) present by a representative shall be a quorum for all purposes.

50.	If within half an hour from the time appointed for a general meeting, a quorum is not present, the meeting, if convened on the requisition of members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, or to such other day and at such other time and place as the members present may determine and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the meeting shall stand dissolved.

51.	The chairman, if any, of the Directors shall preside as chairman at every general meeting of the Company, or if there be no such chairman or he is not present within fifteen minutes after the time appointed for the holding of the meeting or he is unwilling to act, the Directors present shall choose one of their number to be chairman of the meeting.

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52.	If at any meeting no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the holding of the meeting, the members present shall choose one of their number to be chairman of the meeting.

53.	The chairman of the meeting may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. It shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

54.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded:

(a)	by the chairman; or

(b)	by any member present in person or by proxy; or

(c)	by any member or members present in person or by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting.

Unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution. The demand for a poll may be withdrawn.

55.	Except on the questions of the appointment of a chairman or of an adjournment (in which cases a poll shall be taken immediately) a poll shall be taken in such manner and at such a time as the chairman of the meeting may direct, and the result of a poll shall be deemed to be the resolution of the meeting.

56.	When there is an equality of votes whether on a show of hands or on a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

Votes of Members

57.	Subject to any rights or restrictions for the time being attached to any class or classes of shares, on a show of hands every member present in person and every proxy shall have one vote, so, however, that no individual shall have more than one vote, and on a poll every member shall have one vote for each share of which he is the holder.

58.	Where there are joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose, seniority shall be determined by the order in which the names stand in the register.

59.	Votes may be given either personally or by proxy, and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

60.	The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorised in writing, or, if the appointer is a body corporate, either under

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seal or under the hand of an officer or attorney duly authorised. A member shall in addition be entitled to appoint a proxy by facsimile but no such appointment shall be valid unless or until any Director shall have endorsed the same with a certificate that he is satisfied as to the authenticity thereof. A proxy need not be a member of the Company.

61.	The instrument appointing a proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority shall be deposited at the Office, or at such other place within the State as is specified for that purpose in the notice convening the meeting, before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, before the time appointed for the taking of the poll, and in default the instrument of proxy shall not be treated as valid.

62.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

63.	An instrument appointing a proxy shall be in the following form or in any other form which the Directors may accept;

“[ — ]

I/We [ — ] of

being a member/members of the above-named Company hereby appoint [ — ] of [ — ]

or failing him [ — ] of [ — ]

as my/our proxy to vote for me/us on my/our behalf at the (annual or extraordinary, as the case may be) general meeting of the Company to be held on the [ — ] day of [ — ] 20[ — ] and at any adjournment thereof.

Signed this [ — ] day of [ — ] 20[ — ]

This form is to be used *in favour of/against the resolution.

Unless otherwise instructed the proxy will vote as he thinks fit.

*	Strike out whichever is not desired.”

64.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed or the transfer of the share in respect of which the proxy is given, if no intimation in writing of such death, insanity, revocation or transfer as aforesaid is received by the Company at the Office before the commencement of the meeting or adjourned meeting at which the proxy is used.

65.	A resolution in writing (other than one in respect of which extended notice is required by the Act to be given) signed by all the members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly appointed representatives) shall be as valid and effective for all purposes as if the resolution had been passed at a general meeting of the Company duly convened and held and, if described as a special resolution, shall be deemed to be a special resolution within the meaning of the Act. Any such resolution may consist of several documents in the like form each signed by one or more members for the time being entitled to attend and vote on such resolution at a general meeting (or being bodies corporate by their duly appointed representatives).

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Body Corporates acting by Representatives

66.	Any body corporate which is a member of the Company may by resolution of its directors or other governing body authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or of any class of members of the Company, and the person or persons so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he or they represent(s) as the body corporate could exercise if it were an individual member of the Company.

Directors

67.	There shall be a minimum of two Directors.

68.

(a)	If and so long as any body is for the time being a Holding Company the power to appoint Directors (whether to fill casual vacancies or as an addition to the Board or otherwise), and the power to remove any Director, howsoever appointed, shall reside exclusively in the Holding Company.

(b)	Any such appointment or removal shall be effected by a notice in writing signed by a director or secretary of the Holding Company and shall be effective forthwith upon the delivery of such notice to the Company at the Office.

69.	No shareholding qualification shall be required for Directors.

70.	The remuneration of the Directors shall from time to time be determined by the Company in general meeting. The Directors may also be paid all such reasonable expenses as may be properly incurred by them in attending and returning from meetings of the Directors, or of any committee of the Directors, or general meetings, or otherwise in or about the business of the Company.

71.	The office of Director shall be vacated automatically:

(a)	if he is adjudicated bankrupt, or any event equivalent or analogous thereto occurs, in the State or any other jurisdiction or he makes any arrangement or composition with his creditors generally; or

(b)	if he becomes of unsound mind; or

(c)	if he ceases to be a Director or is prohibited from being a Director by reason of any Order made under any provision of the Acts; or

(d)	if he be absent from meetings of the Directors for six consecutive months without leave, and his alternate Director (if any) shall not during such period have attended in his stead and the Directors resolve that his office be vacated; or

(e)	if he, not being a Director holding any executive office for a fixed period, resigns his office by notice in writing to the Company; or

(f)	if he is convicted of an indictable offence unless the Directors otherwise determine; or

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(g)	if the Court makes a declaration in respect of him under section 150 of the 1990 Act; or

(h)	if he is removed under Article 68.

72.

(a)	The Directors may from time to time appoint one or more of their body to be the holder of any executive office, including the office of chairman or deputy-chairman or managing or joint managing or deputy or assistant managing director, on such terms and for such period as they may think fit and subject to the terms of any agreement entered into in any particular case may revoke such appointment.

(b)	The appointment of any Director to the office of chairman or deputy-chairman or managing or joint managing or deputy or assistant managing director shall terminate ipso facto if he shall cease from any cause to be a Director.

(c)	The appointment of any Director to any other executive office shall terminate ipso facto if he shall cease from any cause to be a Director, unless the contract or resolution under which he holds office shall expressly state otherwise.

(d)	Any Director who is appointed to any executive office including the office of chairman or deputy chairman or who serves on any committee or who otherwise performs services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, may be paid such extra remuneration by way of salary, percentage of profits or otherwise as the Directors may determine.

(e)	The Directors may entrust to and confer upon a Director holding any executive office any of the powers exercisable by them as Directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.

73.

(a)	A Holding Company shall be entitled to appoint any person as an alternate Director for a Director (referred to in this Article as “his appointor”) and may at any time revoke any appointment so made, any such appointment or removal being effected in the manner provided in Article 68.

(b)	Any alternate Director shall be entitled to notice of meetings of Directors, to attend and vote as a Director at any meeting at which his appointor is not present, to exercise all the functions of his appointor as a Director (except in respect of the power to appoint an alternate). Every person acting as an alternate Director shall have one vote for each Director for whom he acts as alternate (in addition to his own vote if he is also a Director).

(c)	An alternate Director shall while acting as such be deemed an officer of the Company and not the agent of his appointor. An alternate Director shall not be entitled to receive from the Company any part of the appointor’s remuneration.

(d)	An alternate Director shall cease to be an alternate Director if for any reason his appointment is revoked or his appointor ceases to be a Director.

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Borrowing Powers

74.	The Directors may without any limitation as to amount exercise all the powers of the Company to borrow money, and to mortgage or charge its undertaking, property and uncalled capital or part thereof, and subject to section 20 of the 1983 Act to issue debentures debenture stock and other securities, whether outright or as security for any debt, liability or obligation of the Company or of any third party.

Powers and Duties of Directors

75.	The business of the Company shall be managed by the Directors, who may exercise all such powers of the Company and do on behalf of the Company all such acts as may be exercised and done by the Company and as are not by the Acts or by these Articles required to be exercised by the Company in general meeting, subject nevertheless to any of these Articles and to the provisions of the Acts.

76.	The Directors may from time to time, and at any time, by power of attorney under the seal appoint any company, firm or person or any fluctuating body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions vested in him.

77.	A Director who is in any way, whether directly or indirectly, interested in a contract or arrangement or proposed contract or arrangement with the Company shall declare the nature of his interest at the meeting of the Directors at which the question of entering into the contract or arrangement is first taken into consideration, if his interest then exists, or in any other case at the first meeting of the Directors after he becomes so interested. A general notice given by a Director to the effect that he is a member of a specified company or firm and is to be regarded as interested in all transactions with such company or firm shall be sufficient declaration of interest under this Article, and after such general notice is given it shall not be necessary to give any special notice relating to any subsequent transaction with such company or firm, provided that either the notice is given at a meeting of the Directors or the Director giving the notice takes reasonable steps to secure that it is brought up and read at the next meeting of the Directors after it is given.

78.	A Director may vote in respect of any contract appointment or arrangement in which he is interested and he shall be counted in the quorum present at the meeting.

79.	A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine, and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of such other office or place of profit or as seller, buyer or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established.

80.	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments, and all receipts for moneys paid to the Company, shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case maybe, in such manner as the Directors shall from time to time by resolution determine.

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81.	The Directors may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to, any persons (including Directors and other officers) who are or shall have been at anytime in the employment or service of the Company or of any company which is or was a subsidiary of the Company or of the predecessors in business of the Company or any such subsidiary or holding company and the spouses, widows and widowers, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and well-being of the Company or of any such other company as aforesaid, or its members, and payments for or towards the insurance of any such persons as aforesaid, and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. Provided that any Director shall be entitled to retain any benefit received by him hereunder, subject only, where the Acts require, to proper disclosure to the members and the approval of the Company in general meeting.

82.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

Proceedings of Directors

83.	The Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall in the absence of an agreement to the contrary be decided by a majority of votes. Where there is an equality of votes, the chairman shall not have a second or casting vote. A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors. If the Directors so resolve, it shall not be necessary to give notice of a meeting of Directors to any Director who, being resident in the State, is for the time being absent from the State.

84.	The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be two, provided that two persons are personally present. A meeting of the Directors at which a quorum is present shall be competent to exercise all powers and discretions for the time being exercisable by the Directors.

85.	The chairman, or deputy chairman, if any, shall preside at each meeting of Directors provided that if no chairman or deputy chairman shall have been appointed, or if at any meeting neither be present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

86.	The Directors may delegate any of their powers to committees consisting of such member or members of their body and such other person as they think fit (provided a majority of the members are Directors). Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed by the Directors.

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87.	The meetings and proceedings of any such committee consisting of two or more members shall be governed by the provisions of these Articles regulating the meetings and proceedings of the Directors, so far as the same are applicable and are not superseded by any regulations made by the Directors under the last preceding Article.

88.	All acts done by any meeting of Directors, or any committee appointed under Article 86 or any person acting as a Director, shall, as regards all persons dealing in good faith with the Company, notwithstanding that it be afterwards discovered there was some defect in the appointment or continuance in office of any such Director, or member of a committee or person acting as aforesaid, or that they or any of them were disqualified be as valid as if such defect had not occurred.

89.	The Directors may appoint any managers or agents for managing any of the affairs of the Company, either in the State or elsewhere, and may fix their remuneration, and may delegate to any manager or agent any of the powers, authorities and discretions vested in the Directors, with power to sub-delegate, and any such appointment or delegation may be made upon such terms and subject to such conditions as the Directors may think fit, and the Directors may remove any person so appointed, and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

90.	The continuing Directors may act notwithstanding any vacancy in their number, but if and so long as the number of Directors is reduced below the minimum number fixed by or in accordance with these Articles the continuing Directors or Director may act for the purpose of summoning a general meeting of the Company, but not for any other purpose. If there be no Directors or Director able or willing to act, then any two members may summon a general meeting for the purpose of appointing Directors.

91.	A resolution in writing signed by all the Directors shall be as effective as our solution passed at a meeting of the Directors duly convened and held, and may consist of several documents in the like form, each signed by one or more of the Directors. Such a resolution may (unless the Directors shall otherwise determine either generally or in any specific case) be transmitted by facsimile provided that in the case of each such facsimile the Secretary or a Director shall have endorsed the same with a certificate stating that he is satisfied as to the authenticity thereof. For the purpose of this Article the signature of an alternate Director shall suffice in lieu of the Director whom he represents.

92.

(a)	For the purpose of these Articles, the contemporaneous linking together by telephone or other means of electronic communication of a number of Directors not less than the quorum shall be deemed to constitute a meeting of the Directors, and all the provisions in these Articles as to meetings of the Directors shall apply to such a meeting, provided that:

(i)	each of the Directors taking part in the meeting must be able to hear, and speak to, each of the other Directors taking part; and

(ii)	at the commencement of the meeting each Director must acknowledge his presence and that he accepts that the proceedings shall be deemed to be a meeting of the Directors.

(b)

A Director may not cease to take part in the meeting by disconnecting his telephone or other means of communication unless he has previously obtained the express consent of the chairman of the meeting, and a Director shall be conclusively

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presumed to have been present and to have formed part of the quorum at all times during the meeting unless he has previously obtained the express consent of the chairman of the meeting to leave the meeting as aforesaid.

(c)	A minute of the proceedings at such meeting by telephone or other means of communication shall be sufficient evidence of such proceedings and of the observance of all necessary formalities if certified as a correct minute by the chairman of the meeting.

(d)	The provisions of this Article shall apply, mutatis mutandis, to meetings of committees of the Directors.

93.	Subject to the provisions of Article 68, the Directors shall have power at anytime, and from time to time, to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors. Any Director so appointed shall hold office only until the next Annual General Meeting and shall then be eligible for re-election.

Secretary

94.	The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any Secretary so appointed may be removed by them.

95.	Anything by the Acts or these Articles required or authorised to be done by or to the Secretary may be done by or to any assistant or acting secretary, or if there is no assistant or acting secretary capable of acting, by or to any officer of the Company authorised generally or specially in that behalf by the Directors provided that any provision of the Acts or these Articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in the place of, the Secretary.

The Seal

96.	The Seal shall be used only by the authority of the Directors or of a committee of Directors authorised by the Directors in that behalf, and every instrument to which the seal shall be affixed shall be signed by a Director and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose.

97.	The Company may exercise the powers conferred by section 41 of the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

Authentication of Documents

98.	Any Director or the Secretary or any person appointed by the Directors for the purpose, shall have power to authenticate any documents affecting the constitution of the Company and any resolutions passed by the Company or the Directors, and any books, records, documents and accounts relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any books, records, documents or accounts are elsewhere than at the Office, the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the Directors as aforesaid.

99.

A document purporting to be a copy of a resolution of the Directors or an extract from the minutes of a meeting of the Directors which is certified as such in accordance with the provisions of the last preceding Article, shall be conclusive evidence in favour of all persons

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dealing with the Company upon the faith thereof that such resolution has been duly passed, or, as the case may be, that such extract is a true and accurate record of a duly constituted meeting of the Directors.

Dividends and Reserve

100.	The Company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

101.	The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company.

102.	No dividend shall be paid otherwise than in accordance with the provisions of the 1983 Act.

103.	The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may lawfully determine. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

104.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

105.	The Directors may deduct from any dividend payable to any member all sums of money (if any) immediately payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.

106.	All unclaimed dividends may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.

107.	Any dividend, interest or other monies payable in cash in respect of any share, may be paid by cheque or warrant sent through the post directed to the registered address of the holder, or, where there are joint holders, to the registered address of that one of the joint holders who is first named in the Register, or to such person and to such address as the holder or joint holders may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to such person as the holder or joint holders may direct, and payment of the cheque or warrant shall be a good discharge for the Company. Every such cheque or warrant shall be sent at the risk of the person entitled to the money represented thereby.

108.	Any one of two or more joint holders may give effectual receipts for any dividends, bonuses or other monies payable in respect of the shares held by them as joint holders.

109.

Any general meeting declaring a dividend or bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stock of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in

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regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

110.	No dividend shall bear interest against the Company.

Accounts

111.	The Directors shall cause to be kept such books of accounts as are necessary to comply with the provisions of the Acts. Proper books of account shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and explain its transactions.

112.	The books of account shall be kept at the Office, or at such other place within the State or (subject to compliance with the Acts) outside the State as the Directors think fit, and shall always be open to the inspection of the Directors, or of members as authorised by the Directors.

113.	The Directors shall from time to time in accordance with the provisions of the Acts cause to be prepared and to be laid before a general meeting of the Company such profit and loss accounts, balance sheets, group accounts (if any) and reports as may be necessary.

114.	A copy of every balance sheet and profit and loss account which is to be laid before a general meeting of the Company (including every document required by law to be annexed thereto) together with a copy of every report of the Auditors relating thereto and of the Directors’ report shall, not less than twenty-one days before the date of the meeting, be sent to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notices from the Company under the provisions of the Acts or of these Articles.

Capitalisation of Profits

115.	The Company may by ordinary resolution on the recommendation of the Directors resolve that it is desirable to capitalise any undistributed profits of the Company (including profits carried and standing to any reserve or reserves) and any accretions of capital assets or other capital surplus not currently required for paying the fixed dividends on any shares entitled to fixed preferential dividends with or without further participation in profits or, subject as hereinafter provided, any sums standing to the credit of any share premium account or capital redemption reserve fund, and accordingly that the Directors be authorised and directed to appropriate the profits or sum resolved to be capitalised to the members in the proportion in which such profits or sum would have been divisible amongst them had the same been applied or been applicable in paying dividends and to apply such profits or sum on their behalf, either in or towards paying up the amounts (if any) for the time being unpaid on any shares or debentures held by such members respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to such profits or sum, or partly in one way and partly in the other, such shares or debentures to be allotted and distributed credited as fully paid up to and amongst such members in the proportion aforesaid: provided that any share premium account or capital redemption reserve fund or capital surplus arising on the revaluation of unrealised fixed assets may, for the purpose of this Article, only be applied in the paying up of unissued shares (other than redeemable preference shares) to be issued to members as fully paid.

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116.	Whenever such a resolution as is referred to in Article 115 shall have been passed, the Directors shall make all appropriations and applications of the undistributed profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares and debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provision as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular but without prejudicing the generality of the foregoing, to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale amongst the members otherwise entitled to such fractions in due proportions) and also to authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively credited as fully paid up of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application hereto of their respective proportions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares, and any agreement made under such authority shall be effective and binding on all such members.

Auditors

117.	Auditors shall be appointed and their duties regulated in accordance with the provisions of the Acts.

118.	Subject to the provisions of the Acts, all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment.

Notices

119.	Notice of every general meeting and every separate general meeting of the holders of any class of shares in the capital of the Company shall be given in any manner authorised by these Articles to:

(a)	every member of the Company entitled to attend or vote thereat; and

(b)	every person entitled to receive dividends in respect of a share vested in him in consequence of the death or bankruptcy of a member, who, but for his death or bankruptcy would be entitled to receive notice of the meeting; and

(c)	every Director for the time being of the Company; and

(d)	the auditor for the time being of the Company.

No other person shall be entitled to receive notice of general meetings. Every person entitled to receive notice of every such general meeting shall be entitled to attend thereat.

120.	A notice may be given in pursuance of these Articles to any person entitled to same either personally or by sending it to him by post at his registered address, or transmitting to a facsimile number previously supplied to the Secretary, or in the case of a notice given to the Company, at its registered office. Where notice is sent by post, service of the notice shall be deemed to have been effected at the expiration of 48 hours after the letter containing same properly addressed and prepaid is posted. Where notice is sent by facsimile, notice shall be deemed to have been effected when the sender receives a completed transmission sheet or otherwise receives a mechanical confirmation of transmission.

121.	The signature to any notice to be given by or to the Company may be written or printed.

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122.	Where a given number of days’ notice, or notice extending over any other period is required to be given, the day of service shall, unless it is otherwise provided by these Articles or required by the Acts, be counted in such number of days or other period.

Winding Up

123.	If the Company shall be wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Acts, divide among the members in specie or kind the whole or any part of the assets of the Company and whether or not the assets shall consist of property of one kind or shall consist of properties of different kinds, and may for such purpose set such value as he deems fair upon any one or more class or classes of property and may determine how such division shall be carried out as between the members or different classes of members. The liquidator may, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator with the like authority shall think fit, and the liquidation of the Company may be closed and the Company dissolved, but so that no contributory shall be compelled to accept any shares in respect of which there is a liability.

Indemnity

124.	Every Director, executive director, manager, agent, auditor, secretary and other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any loss or liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 391 of the Act or section 42 of the 1983 Act in which relief is granted to him by the Court, and no Director or other officer shall be liable for any loss, damage or misfortune which may happen to or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect in so far as its provisions are not avoided by section 200 of the Act.

125.	Subject to the provisions of the Acts the Directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers, employees or auditors of the Company or of any Holding Company of the Company or of any subsidiary undertaking of the Company or of such Holding Company, or who are or were at any time trustees of any pension or retirement benefit scheme for the benefit of any employees or ex employees of the Company or of any subsidiary undertaking, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in connection with their duties, powers or offices in relation to any such Holding Company or subsidiary undertaking or pension or retirement benefit scheme.

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Schedule 3:

Acquisition Agreement

101C(4)(f)

EXECUTION VERSION

DATED 26 MAY 2011

THE MINISTER FOR FINANCE

and

THE NATIONAL TREASURY MANAGEMENT AGENCY

and

EBS BUILDING SOCIETY

and

ALLIED IRISH BANKS, P.L.C.

ACQUISITION AGREEMENT

McCann FitzGerald

Riverside One

Sir John Rogerson’s Quay

Dublin 2

EXECUTION VERSION

TABLE OF CONTENTS

1.	INTERPRETATION	1

2.	TERMS AND CONDITIONS OF THE SCHEME	4

3.	IMPLEMENTATION OF THE SCHEME	5

4.	CONDUCT OF BUSINESS	6

5.	SUCCESSOR COMPANY COVENANT	7

6.	PCAR	7

7.	NOTICES	7

8.	EBS BRAND	8

9.	REMEDIES AND WAIVERS	8

10.	SEVERABILITY	9

11.	NO PARTNERSHIP	9

12.	VARIATION	9

13.	ENTIRE AGREEMENT	9

14.	NO ASSIGNMENT	9

15.	ANNOUNCEMENTS	9

16.	FURTHER ACTIONS	10

17.	COSTS AND EXPENSES	10

18.	COUNTERPARTS	10

19.	GOVERNING LAW	10

20.	JURISDICTION	10

Schedule 1 - The Scheme		11

Schedule 2 - Conditions to the Scheme and the Acquisition		12

Schedule 3 - Restricted Matters		14

AGREED FORM DOCUMENTS

1.	Scheme Document
2.	Conversion Resolution
3.	Memorandum and Articles of Association of the Successor Company
4.	Circular to be sent by the Society to its customers

THIS ACQUISITION AGREEMENT is made on 26 May 2011

BETWEEN:

(1)	THE MINISTER FOR FINANCE OF IRELAND of Upper Merrion Street, Dublin 2, Ireland, (the “Minister”);

(2)	THE NATIONAL TREASURY MANAGEMENT AGENCY of Treasury Building, Grand Canal Street, Dublin 2 (the “NTMA”);

(3)	EBS BUILDING SOCIETY, a building society (registered number 139) whose chief office is at The EBS Building, 2 Burlington Road, Dublin 4 (the “Society”); and

(4)	ALLIED IRISH BANKS, p.l.c., a company incorporated in Ireland with company number 24173, whose registered office is at Bankcentre, Ballsbridge, Dublin 4, Ireland (the “Acquirer”).

WHEREAS:

(A)	The Acquirer has agreed terms with the Minister for the acquisition of the Society by means of an acquisition conversion scheme under section 101C of the 1989 Act.

(B)	This Agreement constitutes the acquisition agreement for that purpose and sets out certain matters relating to the conduct of the Acquisition and the Scheme (both as defined below) that have been agreed by the Parties.

(C)	This Agreement constitutes a transaction with a related party for the purposes of the rules of the Enterprise Securities Market of the Irish Stock Exchange. The National Treasury Management Agency has consented to the acquisition being classified in that manner for the purposes of paragraph 3 of schedule 3 of the placing agreement between the Minister and the Acquirer (among others) dated 23 December 2010 and has also consented to the making of the Acquisition by the Acquirer for the purposes of paragraph 15 of schedule 3 of that placing agreement.

(D)	The CBI announced the Society PCAR Requirement on 31 March 2011 and the Minister has committed that the Society PCAR Requirement and the Acquirer PCAR Requirement, less any capital requirements of the Society and/or the Acquirer being met by private capital (including by capital raised through the State’s stated policy on appropriate burden-sharing by subordinated bondholders), will be injected into the Acquirer by the Minister or a person nominated by the Minister on or prior to 31 July 2011 on terms and conditions remaining to be agreed with the Minister.

(E)	The NTMA is party to this agreement solely that it may have the benefit and the entitlement to enforce Clause 17.2.

THE PARTIES AGREE AS FOLLOWS:

1.	INTERPRETATION

1.1	In this Agreement:

“1989 Act” means the Building Societies Act, 1989 (as amended);

“acquire” means the means by which the Acquirer is to take ownership of the Shares in accordance with the Scheme, and “acquired”, “acquisition” and cognate terms shall be construed accordingly;

“Acquirer Group” means the Acquirer and its subsidiaries and subsidiary undertakings, including the Successor Company after the Effective Date;

“Acquirer Material Adverse Effect” means any material adverse effect upon or any material adverse change in the business, operations, properties, financial or trading position or prospects or results or general affairs of the Acquirer, whether or not foreseeable and whether or not arising in the ordinary course of business;

“Acquirer PCAR Requirement” means the amount of capital (including contingent capital) the Acquirer requires in order to meet its new target core tier 1 capital requirement under the Prudential Capital Assessment Review that was carried out by the CBI, as announced by the CBI on 31 March 2011, being €13.3bn;

“Acquisition” means the proposed acquisition of the Successor Company by the Acquirer by means of the Scheme;

“Acquisition Price” means €1, being the amount to be paid by the Acquirer for the Shares pursuant to this Agreement and the Scheme;

“Agreed Form” means, in relation to any document, the form of that document which has been initialled by or on behalf of each of the Parties for the purposes of identification;

“Banking Licence” means a licence issued by the Central Bank to carry on a banking business pursuant to Part II, Section 9 of the Central Bank Act, 1971;

“Building Societies Acts” means the Building Societies Acts, 1989 to 2006 (as amended);

“Business Day” means a day other than a Saturday, Sunday or public holiday on which banks are generally open for business in Dublin;

“CBI” means the Central Bank of Ireland;

“Companies Acts” means the Companies Acts 1963 to 2009;

“Conditions” means the conditions to the Scheme and the Acquisition set out in Schedule 2 and “Condition” means any one of the Conditions;

“Confirmation” means the confirmation of the Scheme by the CBI under section 104 of the 1989 Act;

“Conversion” means the conversion of the Society into a private company limited by shares in accordance with the Scheme and the 1989 Act;

“Conversion Resolution” has the meaning given to it in section 71 of the 1989 Act;

“EBS Group” means the Society and its subsidiaries and subsidiary undertakings;

“Effective Date” means the date on which the Scheme becomes effective in accordance with its terms;

“Encumbrance” includes any adverse claim or right or third party right or interest; any equity; any option or right of pre-emption or right to acquire or restrict; any mortgage, charge, assignment, hypothecation, pledge, Hen or security interest or arrangement of whatsoever nature; any reservation of title; any hire purchase, lease or instalment purchase agreement and any other encumbrance, priority or security interest or similar arrangement of whatever nature;

“Euro” or “EUR” or “€” means euro, the lawful currency of Ireland;

“Liability Management Exercise” means the liability management exercise to be carried out in 2011 by the Society with the agreement of the NTMA in relation to the Society’s subordinated debt and hybrid debt securities;

“Parties” means the Minister, the NTMA, the Society and the Acquirer, and “Party” shall mean any of them (as the context requires);

“Registrar of Companies” means the Registrar of Companies in Ireland within the meaning of the Companies Acts;

“Regulatory Filings” means the filings to be made by the Acquirer and the Society, as the case may be, to the Competition Authority and the CBI seeking approval of the Acquisition;

“Relevant Authority” means any court or competition, antitrust or supervisory body or other government, governmental, trade or regulatory agency or body, in each case in any jurisdiction;

“Restricted Matters” means the matters listed in Schedule 3;

“Scheme” means the proposed acquisition conversion scheme under section 101C of the 1989 Act for the Conversion and the Acquisition, as set out in the Scheme Document, with or subject to such other modifications, additions or conditions as may be agreed by the Parties with the approval of the CBI;

“Scheme Document” means the document in the Agreed Form, as set out in Schedule 1, containing (i) the Scheme and (ii) such other information as may be agreed by the Parties or as may be required by the CBI;

“Shares” means the 625,000,000 ordinary shares of €1.00 each in the capital of the Successor Company into which the SIS shall convert pursuant to Section 107(l)(c) of the Act (fully paid up in accordance with Section 107(1A) of the Act), and which shall be acquired by AIB from the Minister on the Effective Date pursuant to the Scheme and which on the Effective Date will comprise the entire issued share capital of the Successor Company;

“SIS” means the special investment shares which have been issued by EBS to the Minister prior to the date hereof pursuant to Section 18(1A) of the 1989 Act and which shall convert into Ordinary Shares in the Successor Company pursuant to Section 107(1)(c) of the 1989 Act and the terms of the Scheme;

“Society Material Adverse Effect” means any material adverse effect upon or any material adverse change in the business, operations, properties, financial or trading position or prospects or results or general affairs of the EBS Group, whether or not foreseeable and whether or not arising in the ordinary course of business;

“Society PCAR Requirement” means the amount of capital (including contingent capital) the Society requires in order to meet its new target core tier 1 capital requirement under the Prudential Capital Assessment Review that was carried out by the CBI, as announced by the CBI on 31 March 2011, being €1.5bn; and

“Successor Company” means the private company limited by shares into which the Society will, if the Conditions are satisfied or waived, be converted in accordance with the Scheme and the 1989 Act.

1.2	In this Agreement, unless otherwise provided, terms have the meaning given to them in the Scheme.

1.3	In this Agreement any reference, express or implied, to an enactment includes references to:

(a)	that enactment as amended, extended or applied under any other enactment (before or after signature of this Agreement);

(b)	any enactment which that enactment re-enacts (with or without modification); and

(c)	any subordinate legislation made (before or after signature of this Agreement) under any enactment, as re-enacted, amended, extended or applied as described in paragraph (a) above, or under any enactment referred to in paragraph (a) or (b) above.

1.4	In this Agreement “subsidiary undertaking” has the meaning given by the European Communities (Companies: Group Accounts) Regulations, 1992 and “subsidiary” has the meaning given to it by section 155 of the Companies Act 1963.

1.5	References to times are to Dublin time unless otherwise specified.

1.6	The Schedules to this Agreement form part of this Agreement.

2.	TERMS AND CONDITIONS OF THE SCHEME

2.1	The Scheme, which provides for the Conversion and the Acquisition, is set out in Schedule 1. Under the terms of the Acquisition and the Scheme and subject to the satisfaction or waiver of the Conditions, the Acquirer will acquire the Shares from the Minister free from all Encumbrances and in the manner set out in the Scheme for the Acquisition Price.

2.2	The Society confirms that the CBI has approved the Scheme as meeting the requirements of or under Part XI of the 1989 Act for the purposes of section 101 (5) of the 1989 Act.

2.3	The Society and the Acquirer agree to be bound by the Scheme and to perform any actions required of them by the Scheme.

2.4	The Scheme and the Conditions may not be amended except with the written agreement of the Minister and subject to any necessary approval of the CBI.

2.5	The Society and the Acquirer each agree to use their respective best endeavours to achieve satisfaction of the Conditions as soon as reasonably practicable.

2.6	The Society undertakes to promptly make all requisite notifications, including notifications to any counterparties to any agreements to which the Society is party, arising as a result of the Conversion and the Acquisition.

2.7	This Agreement will terminate forthwith if notice of termination is given by the Minister to the other parties. The Minister may waive Condition 2(d) if it is not satisfied by 15 July 2011.

2.8	If in the opinion of the Acquirer acting in good faith, there shall occur after the date of this Agreement and before the Effective Date, an event which amounts to a Society Material Adverse Effect or any fact, circumstance or development reasonably likely to involve a Society Material Adverse Effect which makes it impracticable or inadvisable for the Acquirer to proceed with the Acquisition, the Acquirer may make a submission to the CBI and the Minister stating why it believes the Acquisition should not proceed. In those circumstances, the Minister will have an absolute discretion to determine whether or not the Acquisition shall proceed.

2.9	If in the opinion of the Society acting in good faith, there shall occur after the date of this Agreement and before the Effective Date, an event which amounts to an Acquirer Material Adverse Effect or any fact, circumstance or development reasonably likely to involve an Acquirer Material Adverse Effect which makes it impracticable or inadvisable for the Society to proceed with the Acquisition, the Society may make a submission to the CBI and the Minister stating why it believes the Acquisition should not proceed. In those circumstances, the Minister will have an absolute discretion to determine whether or not the Acquisition shall proceed.

3.	IMPLEMENTATION OF THE SCHEME

3.1	The Society and the Acquirer will (to the extent that they are each able to do so) procure the implementation of the Scheme as outlined in the Scheme Document and this Agreement.

3.2	As soon as practicable after the date of this Agreement, the Society and the Acquirer will take or cause to be taken such steps as are within its power and are necessary or required, and will provide each other with such other assistance as may reasonably be required, to implement the Scheme, including without limitation the following:

(a)	subject to Clause 3.2(b), if, in addition to the Regulatory Filings, the consent or approval of any Relevant Authority to the Acquisition or Scheme is required, then the Society or the Acquirer will as soon as practicable after the date of this Agreement make any such filing as it is required to make with a Relevant Authority to facilitate the Scheme and the Acquisition, promptly provide such information as may reasonably be requested by a Relevant Authority following any such filing and, if necessary, negotiate with any Relevant Authority in relation to any undertakings, orders or agreements which any such Relevant Authority requires to facilitate the Scheme, which negotiations shall be concluded if practicable at least 5 Business Days prior to 1 July 2011 (the expected Effective Date) or such other date as is agreed between the Parties;

(b)	save as may be required by law or regulation or as otherwise approved by the Minister, the Society will not agree to give any Relevant Authority (whether in relation to the Regulatory Filings or pursuant to Clause 3.2(a)) any undertakings or agreements that would affect the business or assets of the Society following the Effective Date without the prior written consent of the Acquirer (not to be unreasonably withheld or delayed);

(c)	the Society and the Acquirer will each promptly provide such information as may be requested by the CBI in connection with the application for the granting to the Successor Company of a Banking Licence;

(d)

the Society will apply to the Registrar of Companies under section 59 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 (the “2005 Act”) to reserve the name “EBS Limited” for the Successor Company for the purposes of the Scheme and, if the application is granted but the Effective Date has not occurred by the end of the reservation period notified by the Registrar of Companies, the Society shall apply for an extension of the reservation period in accordance with section 60 of the 2005 Act, and shall pay all related fees for this purpose;

(e)	following the passing of the Conversion Resolution by the Minister, the Society shall promptly apply to the CBI under section 104 of the 1989 Act for confirmation of the Scheme and shall publish notice of such application in accordance with section 98(2) (as applied by section 104(2)) of the 1989 Act;

(f)	in the event that any objections or representations relating to the application for confirmation of the Scheme are made to the CBI, the Society and the Acquirer will each promptly provide such information as may be required to enable the Society to comment effectively on those objections or representations before the expiry of such period as may be specified by the CBI under section 98(5) (as applied by section 104(2)) of the 1989 Act; and

(g)	subject to satisfaction or waiver (as the case may be) of the Conditions (other than Condition 1(d), following the confirmation and registration of the Scheme by the CBI, the Society shall promptly deliver to the Registrar of Companies the documents and shall pay the fees referred to in section 106 of the 1989 Act and the Society and the Acquirer will promptly confirm in writing satisfaction or waiver of such Conditions in accordance with section 101C(9)(b)(ii) and 9(c) of the 1989 Act.

3.3	The Society and the Acquirer will each use their respective best endeavours to cause the Effective Date to occur on or about, but not before, 1 July 2011. If the Effective Date does not occur on 1 July 2011, the Society and the Acquirer will each use their respective best endeavours to cause the Effective Date to occur on a Business day as soon as practicable thereafter, subject always to the provisions of section 101C(10) of the 1989 Act.

3.4	For the purposes of paragraph 38 of the Credit Institutions (Financial Support) Scheme 2008, the Minister consents to the acquisition of the Shares by the Acquirer by means of the Scheme.

4.	CONDUCT OF BUSINESS

4.1	Save as otherwise approved by the Minister, the Society undertakes to the Minister and to the Acquirer that, except with the prior written approval of the Acquirer (not to be unreasonably withheld or delayed) or pursuant to the Liability Management Exercise, it will not prior to the Effective Date:

(a)	carry on business other than in the ordinary and usual course; or

(b)	implement any of the Restricted Matters.

4.2	The Society warrants and represents that there are no transactions extant pursuant to the following Global Master Repurchase Agreements:

(a)	GMRA dated 8 September 2009 between the Society and Goldman Sachs International;

(b)	GMRA dated 23 June 2009 between the Society and DZ Bank AG; and

(c)	GMRA dated 26 August 2009 between the Society and CitiGroup Global Markets Limited,

(together the “GMRAs”).

4.3	Save as otherwise approved by the Minister, the Society undertakes not to enter into any transactions under the GMRAs on or before the Effective Date without the prior written consent of the Acquirer.

5.	SUCCESSOR COMPANY COVENANT

5.1	The Society covenants in favour of the Minister that, from the Effective Date, neither the Society nor any of its subsidiary undertakings shall:

(a)	enter, or agree to enter, into any agreement, arrangement or obligation, in connection with a deposit account, pursuant to which the Society or any of its subsidiary undertakings accepts, or agrees to accept, any special, unusual or onerous commitments or obligations in respect of the payment of interest by any such entity; or;

(b)	declare or pay, or agree to declare or pay, any interest on any deposit account in excess of that entity’s obligations pursuant to the terms governing the deposit account.

6.	PCAR

The Acquirer covenants and agrees with the Society to use the proceeds of the Society PCAR Requirement that it receives from the Minister to make capital injections to the Successor Company, by way of capital contribution or otherwise, as may be required of the Acquirer by the CBI, and in such amounts and at such times as may required by the CBI from time to time.

7.	NOTICES

7.1	Subject to Clause 7.2, any notice or other communication under this Agreement shall only be effective if it is in writing.

7.2	Communication by electronic mail or other electronic methods of writing shall not be effective under this Agreement.

7.3	Any notice or other communication given or made under this Agreement shall be addressed as provided in Clause 7.4 and, if so addressed, shall, in the absence of earlier receipt, be deemed to have been duly given or made as follows:

(a)	if sent by personal delivery, on delivery at the address of the relevant Party;

(b)	if sent by pre-paid post, two clear Business Days after the date of posting; or

(c)	if sent by facsimile, when transmitted.

7.4	The relevant notice details are:

Title of Recipient	Address	Facsimile Number
Minister	Marked for the attention of: The Secretary General Department of Finance	+353 1 678 9936

Upper Merrion Street
Dublin 2

Title of Recipient	Address	Facsimile Number

NTMA	Marked for the attention of: Head of Banking National Treasury Management Agency	+353 1 676 6639

Treasury Building Grand Canal Street Dublin 4

Society	Marked for the attention of: Helen Dooley, Company Secretary, EBS Building Society, 2 Burlington Road, Dublin 4	+353 1 6658110

Acquirer	Marked for the attention of: Bryan Sheridan Group Law Agent, AIB Group, Bankcentre, Ballsbridge, Dublin 4,	+353 1 6603063

7.5	A Party may notify the other Party of a change to its notice details. That notification shall only be effective on:

(a)	any effective date specified in the notification; or

(b)	if no effective date is specified or the effective date specified is less than five clear Business Days after the date when notice is received, the date falling five clear Business Days after the notification has been received.

8.	EBS BRAND

Following completion of the Acquisition, the Acquirer and the Society agree with each other that it is their intention that a dual brand strategy will be adopted by the Acquirer Group, utilising both the EBS and Acquirer brands, with the intention that the EBS brand be maintained in order to ensure optimum market coverage and to protect the liability position of the Successor Company. The continuation of this strategy will be subject to any requirements of the European Commission in connection with the restructuring plan of the Acquirer and the Successor Company, and otherwise subject to review by the Acquirer, with the first review taking place in July 2012.

9.	REMEDIES AND WAIVERS

9.1	No delay or omission by any Party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement shall:

(a)	affect that right, power or remedy; or

(b)	operate as a waiver of it.

9.2	The exercise or partial exercise of any right, power or remedy provided by law or tinder this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

9.3	The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law; in particular, the Society and the Acquirer agree that damages may not be an adequate remedy in the event of a breach of this Agreement by the Society or the Acquirer and that, accordingly, the Minister shall be entitled (without proof of special damages) to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the terms of this Agreement.

10.	SEVERABILITY

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement or the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement.

11.	NO PARTNERSHIP

Nothing in this Agreement and no action taken by the Parties pursuant to this Agreement shall constitute, or be deemed to constitute, a partnership, association, joint venture or other co-operative entity between the Parties.

12.	VARIATION

This Agreement may only be varied in writing signed by each of the Parties and, where the CBI so requires, with the prior written consent of the CBI.

13.	ENTIRE AGREEMENT

This Agreement, along with all of the documents entered into by the Parties to give effect to its terms and the Acquisition contemplated hereunder, constitute the entire understanding and agreement between the Parties relating to the Acquisition and supersedes all prior agreement, arrangements, letters and discussions between the Parties relating to the Acquisition.

14.	NO ASSIGNMENT

14.1	The Society and the Acquirer may not, without the prior written consent of the other Parties, assign all or any part of the benefit of, or its rights or benefits under, this Agreement.

14.2	The Minister and/or the NTMA may assign all or any part of the benefit of, or rights or benefits under, this Agreement by way of assignment and/or novation and/or contribution, to any entity or agency of or related to the State.

15.	ANNOUNCEMENTS

15.1	No announcement concerning the Acquisition or the Scheme shall be made by the Society or the Acquirer without the prior written consent of the Minister, such consent not to be unreasonably withheld or delayed, save that the Society or the Acquirer may (after consultation with the Minister) make an announcement concerning the transaction contemplated by this Agreement or any ancillary matter if required by:

(a)	the Building Societies Acts or other law applicable to that Party; or

(b)	any securities exchange or regulatory or governmental body to which that Party is subject or submits, wherever situated, whether or not the requirement has the force of law.

16.	FURTHER ACTIONS

The Society and the Acquirer will, from time to time on request and at its own expense, do and execute or procure to be done and executed all necessary acts, deeds, documents and things in a form satisfactory to the Minister or, as the case may be, the Minister reasonably considers necessary to give full effect to this Agreement and to remedy any breach of this Agreement.

17.	COSTS AND EXPENSES

17.1	The Acquirer and the Society shall pay its own costs and expenses in relation to the negotiation, preparation, execution and implementation of the Scheme.

17.2	The Acquirer will pay the costs and expenses of the Minister, the NTMA and the Department of Finance (including the costs and expenses of their legal and, where relevant, financial and other professional advisers), in each case for the purpose of or in connection with, the Acquisition and any other arrangements referred to in, or contemplated by, this Agreement.

18.	COUNTERPARTS

18.1	This Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but shall not be effective until each Party has executed at least one counterpart.

18.2	Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

19.	GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Ireland.

20.	JURISDICTION

20.1	Each of the Parties to this Agreement irrevocably agrees that the courts of Ireland are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts. Any proceeding, suit or action arising out of or in connection with this Agreement (the “Proceedings”) shall therefore be brought in the courts of Ireland.

20.2	Each of the Parties irrevocably waives any objection to Proceedings in the courts referred to in Clause 20.1 on the grounds of venue or on the grounds of forum non conveniens.

SCHEDULE 1

THE SCHEME

SCHEDULE 2

CONDITIONS TO THE SCHEME AND THE ACQUISITION

The Acquisition and the Scheme are subject to the terms and conditions set out in this Schedule. The Acquisition and the Scheme are governed by the laws of Ireland and are subject to the exclusive jurisdiction of the courts of Ireland.

1.	The Acquisition and the Scheme will be conditional upon them becoming effective and unconditional by not later than 30 September 2011 (or such later date as the Minister may decide). The Acquisition and the Scheme will be conditional upon the:

(a)	approval of the Scheme by a Conversion Resolution duly passed by the Minister as the holder of the SIS;

(b)	confirmation and registration of the Scheme by the CBI under section 104 of the 1989 Act;

(c)	registration of the Society as a private company limited by shares under the Companies Acts in accordance with section 106 of the 1989 Act.

2.	The Parties have agreed that the Acquisition and the Scheme will also be conditional upon the following matters having been satisfied (or waived by the Minister to the extent permitted by this Agreement):

(a)	the Competition Authority (the “Authority”) having determined pursuant to section 21 or 22 of the Competition Act 2002 (the “2002 Act”), as appropriate, in terms and in a form reasonably satisfactory to the Acquirer that the Acquisition may be put into effect, or, in the alternative, the periods referred to in subsections 19(1)(c) and (d) of the 2002 Act having expired without a determination having been made by the Authority or, in the further alternative, the Minister having made a decision to approve the Acquisition pursuant to section 7 of the Credit Institutions (Financial Support) Act, 2008;

(b)	either:

(i)	the CBI having confirmed in writing that it has decided not to oppose the Acquisition pursuant to regulation 14F.(1) of the European Communities (Licensing and Supervision of Credit Institutions) Regulations 1992; or

(ii)	the assessment period referred to in regulation 14B.(1) of the European Communities (Licensing and Supervision of Credit Institutions) Regulations 1992 having elapsed without the CBI notifying the Parties as to whether or not it has decided to oppose the Acquisition;

(c)	the CBI having granted to the Successor Company a Banking Licence with effect from the Effective Date;

(d)	the counterparties to the following agreements having confirmed, on terms acceptable to the Acquirer, that they do not propose to terminate or discontinue such agreement with the EBS Group as a result of the Acquisition:

(i)	Insurance Intermediary Agreement dated 6 May 2003 between the Society, Financial Assurance Company Limited and Financial Insurance Company Limited (now known as Genworth);

(ii)	ISDA Master Agreement dated 12 June 2003 (as amended) between the Society and The Royal Bank of Scotland;

(iii)	Framework Agreement dated 23 November 1999 between the Society and the CBI in respect of Mortgage Backed Promissory Notes;

(iv)	Master Repurchase Agreement dated 31 December 1999 between the Society and the CBI in respect of ESCB Monetary Policy Reverse Transactions and other Non-Monetary Reverse Transactions;

(v)	Deed of Floating Charge dated 23 November 1999 between the Society and the CBI;

(vi)	Framework Agreement dated 19 December 2008 between EBS Mortgage Finance Limited and the CBI in respect of Mortgage Backed Promissory Notes;

(vii)	Deed of Floating Charge dated 19 December 2008 between EBS Mortgage Finance Limited and the CBI in respect of Mortgage Backed Promissory Notes;

(viii)	ISLA Global Master Securities Lending Agreement (May 2000 version) dated 3 September 2008 between the Society and JPMorgan Chase Bank, National Association;

(ix)	GMRA (2000 version) dated 30 July 2008 between the Society and Dresdner Bank AG; and

(x)	GMRA (2000 version) dated 29 September 2009 between the Society and Daiwa Securities SMBC Europe.

SCHEDULE 3

RESTRICTED MATTERS

The Society and each member of the EBS Group will not do, or agree to do, any of the following matters other than in accordance with Clause 4 of this Agreement:

1.	The creation, allotment or issue of any shares or securities in the Successor Company, or the grant of any right to require the allotment or issue of any such shares or securities (other than the creation, allotment or issue of any shares or securities pursuant to this Agreement).

2.	Other than pursuant to this Agreement, the increase, reduction, repayment, purchase (or repurchase), sub-division, consolidation or other variation of its share capital, or the reduction in the amount (if any) standing to the credit of any non-distributable reserve.

3.	Any acquisition or disposal of any material asset or group of assets.

4.	Any acquisition or disposal of the whole or any substantial part of any material undertaking of any EBS Group company, or the acquisition or disposal of any shares in the capital of any EBS Group company.

5.	The making of any material change in the nature of its business.

6.	The entry into, material amendment or termination of any material contract, including without limitation its financing arrangements.

7.	The purchase or acquisition of any of its existing debt.

8.	The making of any material amendments to its credit policies or procedures.

9.	The appointment to, or removal from, office of any director or chairman, or the entering into, material variation of, or termination of any employment contract, contract or service or consultancy or service agreement in respect of the services of any person where:

(a) such person is, or is to be, a director of a member of the EBS Group (or a person connected with a director of a member of the EBS Group); or

(b) the remuneration (including pension contributions) payable under such contract is or is to be in excess of €150,000 per annum.

10.	Without prejudice to the restriction set out in paragraph 9 above, hiring in excess of 40 employees in aggregate for the EBS Group, dismissing in excess of 40 employees in aggregate for the EBS Group, making any material changes to the terms and conditions of any employees or making in excess of 40 employees redundant in aggregate for the EBS Group.

11.	The incurring of any capital expenditure in excess of €3 million in aggregate for the EBS Group.

12.	Increasing its total borrowing or indebtedness beyond €1bn in aggregate for the EBS Group, save in the normal course of business.

13.	The amendment of any provision of its memorandum of association or articles of association, except for the purpose of the Acquisition and the Scheme.

14.	The change of the rights for the time being attached to any class of shares.

15.	The establishment of any pension, retirement, death or disability benefit scheme.

16.	The proposing or passing of any resolution relating to its winding-up, or the filing of any petition for the appointment of an examiner or liquidator to it, or the making of an invitation to any person to appoint an administrative receiver to it or the entry by it into any scheme or arrangement with its creditors.

17.	The entry into any material outsourcing arrangements.

18.	The creation, extension or variation of any Encumbrance over the whole or any part of its undertaking, property or assets.

19.	The making of any investments of any nature otherwise than in accordance with and in the course of its normal business.

20.	The making of any loan or advance or provision of any credit, other than:

(a)	in the ordinary course of its business; or

(b)	to a wholly-owned subsidiary for use in the ordinary course of business.

21.	The creation, extension or variation of any guarantee, save as:-

(a)	implied by law; or

(b)	made in the normal course of the supply of goods and services by the Group.

22.	The commencement of any material litigation.

23.	The declaration, making or payment of any dividend or other distribution.

IN WITNESS WHEREOF this agreement has been entered into and delivered as a deed on the date hereof.

PRESENT when the Official Seal of the MINISTER FOR FINANCE was affixed hereto and authenticated by the signature of:

A person authorised by section 15(1) of the Ministers and Secretaries Act 1924 to authenticate the Seal of the Minister for Finance

The Seal of the NATIONAL TREASURY MANAGEMENT AGENCY was affixed in the presence of:
Chairman

Commissioner

The Seal of EBS BUILDING SOCIETY was affixed in the presence of:

Secretary

PRESENT when the common seal of ALLIED IRISH BANKS, P.L.C. was affixed to this deed and this deed was delivered:

Director

Director/Secretary

Schedule 4:

Conditions to the Scheme

A.	Conditions to the Scheme

1.	The Scheme will be conditional upon it becoming effective and unconditional by not later than 30 September 2011 (or such later date as the Minister may decide). The Scheme will be conditional upon the:

(a)	approval of the Scheme by a Conversion Resolution duly passed by the Minister as the holder of the SIS; and

(b)	confirmation and registration of the Scheme by the Central Bank under Section 104 of the Act; and

2.	The Scheme will also be conditional upon the following matters having been satisfied (or waived by the Minister to the extent permitted by the Acquisition Agreement):

(a)	the Competition Authority (the “Authority”) having determined pursuant to section 21 or 22 of the Competition Act, 2002 (the “2002 Act”), as appropriate, in terms and in a form reasonably satisfactory to the Acquirer that the Acquisition may be put into effect, or, in the alternative, the periods referred to in subsections 19(1)(c) and (d) of the 2002 Act having expired without a determination having been made by the Authority or, in the further alternative, the Minister having made a decision to approve the Acquisition pursuant to section 7 of the Credit Institutions (Financial Support) Act, 2008;

(b)	either:

(i)	the Central Bank having confirmed in writing that it has decided not to oppose the Acquisition pursuant to regulation 14F.(1) of the European Communities (Licensing and Supervision of Credit Institutions) Regulations 1992; or

(ii)	the assessment period referred to in regulation 14B.(1) of the European Communities (Licensing and Supervision of Credit Institutions) Regulations 1992 having elapsed without the Central Bank notifying the parties as to whether or not it has decided to oppose the Acquisition;

(c)	the Central Bank having granted to the Successor Company a Banking Licence with effect from the Effective Date;

(d)	the counterparties to the following agreements having confirmed, on terms acceptable to AIB, that they do not propose to terminate or discontinue such agreement with the EBS Group as a result of the Acquisition:

(i)	Insurance Intermediary Agreement dated 6 May 2003 between the Society, Financial Assurance Company Limited and Financial Insurance Company Limited (now known as Genworth);

(ii)	ISDA Master Agreement dated 12 June 2003 (as amended) between the Society and The Royal Bank of Scotland;

(iii)	Framework Agreement dated 23 November 1999 between the Society and the Central Bank in respect of Mortgage Backed Promissory Notes;

(iv)	Master Repurchase Agreement dated 31 December 1999 between the Society and the Central Bank in respect of ESCB Monetary Policy Reverse Transactions and other Non-Monetary Reverse Transactions;

(v)	Deed of Floating Charge dated 23 November 1999 between the Society and the Central Bank

(vi)	Framework Agreement dated 19 December 2008 between EBS Mortgage Finance Limited and the Central Bank in respect of Mortgage Backed Promissory Notes;

(vii)	Deed of Floating Charge dated 19 December 2008 between EBS Mortgage Finance Limited and the Central Bank in respect of Mortgage Backed Promissory Notes;

(viii)	ISLA Global Master Securities Lending Agreement (May 2000 version) dated 3 September 2008 between the Society and JPMorgan Chase Bank, National Association;

(ix)	GMRA (2000 version) dated 30 July 2008 between the Society and Dresdner Bank AG; and

(x)	GMRA (2000 version) dated 29 September 2009 between the Society and Daiwa Securities SMBC Europe.

B.	Conditions to the Acquisition

The Acquisition will be conditional upon the conditions listed in Part A of this Schedule 4 and the registration of the Society as a private company limited by shares under the Companies Acts in accordance with section 106 of the 1989 Act.

SCHEDULE 2

CONDITIONS TO THE SCHEME AND THE ACQUISITION

The Acquisition and the Scheme are subject to the terms and conditions set out in this Schedule, The Acquisition and the Scheme are governed by the laws of Ireland and are subject to the exclusive jurisdiction of the courts of Ireland.

1.	The Acquisition and the Scheme will be conditional upon them becoming effective and unconditional by not later than 30 September 2011 (or such later date as the Minister may decide). The Acquisition and the Scheme will be conditional upon the:

(a)	approval of the Scheme by a Conversion Resolution duly passed by the Minister as the holder of the SIS;

(b)	confirmation and registration of the Scheme by the CBI under section 104 of the 1989 Act;

(c)	registration of the Society as a private company limited by shares under the Companies Acts in accordance with section 106 of the 1989 Act.

2.	The Parties have agreed that the Acquisition and the Scheme will also be conditional upon the following matters having been satisfied (or waived by the Minister to the extent permitted by this Agreement):

(a)	the Competition Authority (the “Authority”) having determined pursuant to section 21 or 22 of the Competition Act, 2002 (the “2002 Act”), as appropriate, in terms and in a form reasonably satisfactory to the Acquirer that the Acquisition may be put into effect, or, in the alternative, the periods referred to in subsections 19(1)(c) and (d) of the 2002 Act having expired without a determination having been made by the Authority or, in the further alternative, the Minister having made a decision to approve the Acquisition pursuant to section 7 of the Credit Institutions (Financial Support) Act, 2008;

(b)	either:

(i)	the CBI having confirmed in writing that it has decided not to oppose the Acquisition pursuant to regulation 14F.(1) of the European Communities (Licensing and Supervision of Credit Institutions) Regulations 1992; or

(ii)	the assessment period referred to in regulation 14B.(1) of the European Communities (Licensing and Supervision of Credit Institutions) Regulations 1992 having elapsed without the CBI notifying the Parties as to whether or not it has decided to oppose the Acquisition;

(c)	the CBI having granted to the Successor Company a Banking Licence with effect from the Effective Date;

(d)	the counterparties to the following agreements having confirmed, on terms acceptable to the Acquirer, that they do not propose to terminate or discontinue such agreement with the EBS Group as a result of the Acquisition:

(i)	Insurance Intermediary Agreement dated 6 May 2003 between the Society, Financial Assurance Company Limited and Financial Insurance Company Limited (now known as Genworth);

(ii)	ISDA Master Agreement dated 12 June 2003 (as amended) between the Society and The Royal Bank of Scotland;

(iii)	Framework Agreement dated 23 November 1999 between the Society and the CBI in respect of Mortgage Backed Promissory Notes;

(iv)	Master Repurchase Agreement dated 31 December 1999 between the Society and the CBI in respect of ESCB Monetary Policy Reverse Transactions and other Non-Monetary Reverse Transactions;

(v)	Deed of Floating Charge dated 23 November 1999 between the Society and the CBI;

(vi)	Framework Agreement dated 19 December 2008 between EBS Mortgage Finance Limited and the CBI in respect of Mortgage Backed Promissory Notes;

(vii)	Deed of Floating Charge dated 19 December 2008 between EBS Mortgage Finance Limited and the CBI in respect of Mortgage Backed Promissory Notes;

(viii)	ISLA Global Master Securities Lending Agreement (May 2000 version) dated 3 September 2008 between the Society and JPMorgan Chase Bank, National Association;

(ix)	GMRA (2000 version) dated 30 July 2008 between the Society and Dresdner Bank AG; and

(x)	GMRA (2000 version) dated 29 September 2009 between the Society and Daiwa Securities SMBC Europe.

SCHEDULE 3

RESTRICTED MATTERS

The Society and each member of the EBS Group will not do, or agree to do, any of the following matters other than in accordance with Clause 4 of this Agreement:

1.	The creation, allotment or issue of any shares or securities in the Successor Company, or the grant of any right to require the allotment or issue of any such shares or securities (other than the creation, allotment or issue of any shares or securities pursuant to this Agreement).

2.	Other than pursuant to this Agreement, the increase, reduction, repayment, purchase (or repurchase), sub-division, consolidation or other variation of its share capital, or the reduction in the amount (if any) standing to the credit of any non-distributable reserve.

3.	Any acquisition or disposal of any material asset or group of assets.

4.	Any acquisition or disposal of the whole or any substantial part of any material undertaking of any EBS Group company, or the acquisition or disposal of any shares in the capital of any EBS Group company.

5.	The making of any material change in the nature of its business.

6.	The entry into, material amendment or termination of any material contract, including without limitation its financing arrangements.

7.	The purchase or acquisition of any of its existing debt.

8.	The making of any material amendments to its credit policies or procedures.

9.	The appointment to, or removal from, office of any director or chairman, or the entering into, material variation of, or termination of any employment contract, contract or service or consultancy or service agreement in respect of the services of any person where:

(a) such person is, or is to be, a director of a member of the EBS Group (or a person connected with a director of a member of the EBS Group); or

(b) the remuneration (including pension contributions) payable under such contract is or is to be in excess of €150,000 per annum.

10.	Without prejudice to the restriction set out in paragraph 9 above, hiring in excess of 40 employees in aggregate for the EBS Group, dismissing in excess of 40 employees in aggregate for the EBS Group, making any material changes to the terms and conditions of any employees or making in excess of 40 employees redundant in aggregate for the EBS Group.

11.	The incurring of any capital expenditure in excess of €3 million in aggregate for the EBS Group.

12.	Increasing its total borrowing or indebtedness beyond €1bn in aggregate for the EBS Group, save in the normal course of business.

13.	The amendment of any provision of its memorandum of association or articles of association, except for the purpose of the Acquisition and the Scheme.

14.	The change of the rights for the time being attached to any class of shares.

15.	The establishment of any pension, retirement, death or disability benefit scheme.

16.	The proposing or passing of any resolution relating to its winding-up, or the filing of any petition for the appointment of an examiner or liquidator to it, or the making of an invitation to any person to appoint an administrative receiver to it or the entry by it into any scheme or arrangement with its creditors.

17.	The entry into any material outsourcing arrangements.

18.	The creation, extension or variation of any Encumbrance over the whole or any part of its undertaking, property or assets.

19.	The making of any investments of any nature otherwise than in accordance with and in the course of its normal business.

20.	The making of any loan or advance or provision of any credit, other than:

(a)	in the ordinary course of its business; or

(b)	to a wholly-owned subsidiary for use in the ordinary course of business.

21.	The creation, extension or variation of any guarantee, save as:-

(a)	implied by law; or

(b)	made in the normal course of the supply of goods and services by the Group.

22.	The commencement of any material litigation.

23.	The declaration, making or payment of any dividend or other distribution.

IN WITNESS WHEREOF this agreement has been entered into and delivered as a deed on the date hereof.

PRESENT when the Official Seal of the MINISTER FOR FINANCE was affixed hereto and authenticated by the signature of:

A person authorised by section 15(1) of the Ministers and Secretaries Act 1924 to authenticate the Seal of the Minister for Finance

The Seal of the NATIONAL TREASURY MANAGEMENT AGENCY was affixed in the presence of:
Chairman

Commissioner

The Seal of EBS BUILDING SOCIETY was affixed in the presence of:

Secretary
PRESENT when the common seal of ALLIED IRISH BANKS, P.L.C. was affixed to this deed and this deed was delivered:

Director

Director/Secretary

IN WITNESS WHEREOF this agreement has been entered into and delivered as a deed on the date hereof.

PRESENT when the Official Seal of the MINISTER FOR FINANCE was affixed hereto and authenticated by the signature of:

A person authorised by section 15(1) of the Ministers and Secretaries Act 1924 to authenticate the Seal of the Minister for Finance
The Seal of the NATIONAL TREASURY MANAGEMENT AGENCY was affixed in the presence of:
Chairman

Commissioner
The Seal of EBS BUILDING SOCIETY was affixed in the presence of:

Secretary
PRESENT when the common seal of ALLIED IRISH BANKS, P.L.C. was affixed to this deed and this deed was delivered:

Authorised Signatory DAVID SCHORMAN	Director
Authorised Signatory
LOUISE CLEARY

Director/Secretary

IN WITNESS WHEREOF this agreement has been entered into and delivered as a deed on the date hereof.

PRESENT when the Official Seal of the MINISTER FOR FINANCE was affixed hereto and authenticated by the signature of:

A person authorised by section 15(1) of the Ministers and Secretaries Act 1924 to authenticate the Seal of the Minister for Finance

Signed by: for and on behalf of: NATIONAL TREASURY MANAGEMENT AGENCY

The Seal of EBS BUILDING SOCIETY was affixed in the presence of:

Secretary
PRESENT when the common seal of ALLIED IRISH BANKS, P.L.C was affixed to this deed and this deed was delivered:

Director

Director/Secretary